STANDARD FORM OF STORE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 13th day of March in the year 2018, between

A.2 REEC 286 Lenox LLC

party of the first part, hereinafter referred to as OWNER, and

Wells Fargo Bank, N.A. party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the ground floor and basement premises as more particularly shown on Exhibit A attached to this Lease and located

B.1

in the building known as 286 Lenox Avenue

in the Borough of Manhattan, City of New York, for the term of approximately ten (10) years

B.2 (or until such term shall sooner cease and expire as hereinafter provided) ~~to commence on the ___ day of ___ in the year ___ and to end on the ___ day of ___ in the year ___, and both dates inclusive, at the annual rental rate of~~ at the rent set forth in Exhibit B attached hereto

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, ~~except that Tenant shall pay the first ___ monthly installment(s) on the execution hereof (unless this lease be a renewal).~~

~~In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.~~

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided. 2.1

Occupancy: 2. Tenant shall use and occupy the demised premises for the operation of a retail bank branch including teller services, ATM machines and other products and services incidental thereto

and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or

3.1 improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, ~~and will cause Tenant's contractors and sub-contractors to carry,~~ such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require.

3.2 If an mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance, shall cause the same to be operated in a good and workmanlike manner, shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Tenant shall, throughout the term of the lease, take good care of the demised premises (including, without limitation, the storefront) and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others, making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building, including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violations, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the demised premises, if the demised premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or

which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by a body making fire insurance rates applicable to said demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate than applicable to said demised premises.

Sub-ordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

8.4

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or other wise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain commercial general liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession of the demised premises, and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefore, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefore. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease or by the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

8.2

.1

8.3

Destruction, Fire, and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

9.1

9.2

9.3

Rider to be added if necessary

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate tenant or the majority interest in any partnership or other legal entity which is tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. 11.1

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonable exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the demised premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants, and may, during said six months period, place upon the demised premises the usual notice "to Let" and "For Sale", which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible, by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other

~~public parts of the building, and to change the name, number or designation by which the building may be known.~~

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof, or of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them "as-is", subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises, or any part thereof, be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant shall be in default with respect to any other lease between Owner and tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then, in any one or more of such events, upon Owner serving a written fifteen (15) day notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner, as liquidated damages, for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order, or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable, in any way whatsoever, for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of any applicable 19.1
grace period if any, (except in an emergency)~~, then, unless otherwise~~ provided elsewhere in this ~~lease, Owner~~ may immediately, or at any time thereafter, ~~and without~~ notice, perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding, and prevails in any such action or proceeding, such sums so paid or obligations incurred 19.2
with interest and costs shall be deemed to be additional ~~rent hereunder~~ and shall be paid by Tenant to Owner within ~~ten (10)~~ days of rendition of any bill or statement to Tenant therefore, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner: 20. Neither Owner nor Owner's agent have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. ~~Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.~~ All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceable and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including,

but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 23. ~~If Owner is unable to give possession of the~~ demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in ~~the condition required by this lease~~. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of the demised premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commence any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices: 27. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.

Water Charges: 28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation thereof, and throughout the duration of the Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Owner shall be payable by Tenant as additional rent. If the building or the demised premises, or any part thereof, be supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner as additional rent, on the first day of each month,

% ($)

of the total meter charges, as Tenant's portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers: 29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office, or any bureau, department or official of the federal, state or city government, require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning: 30. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall, if and insofar as existing facilities permit, furnish heat to the demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 pm. and on Saturdays from 8:00 a.m. to 1:00 pm. Tenant shall at Tenant's expense, keep the demised premises clean and in order, to the satisfaction of Owner, and if the demised premises are situated on the street floor, Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, keep said sidewalks and curbs free from snow, ice, dirt and rubbish and maintain said sidewalks in a reasonably safe condition in compliance with requirements of law. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

Security: ~~31. Tenant has deposited with Owner the sum of~~ $ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Owner nor its successors

---

Space to be filled in or deleted

~~or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.~~

Captions: 32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 33. The term "Owner" as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonable delayed.

Adjacent Excavation-Shoring: 34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work, as said person shall deem necessary, to preserve the wall or the building of which the demised premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 36. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Pornographic Uses Prohibited: 37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the demised premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the demised premises, nor permit use of the demised premises for nude modeling, rap sessions, or as a so called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the demised premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal, or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law §235.00.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, stating whether or not there exists any defaults by owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

____

Witness for Tenant:

____

REEC 286 Lenox LLC
By: REEC 286 Lenox Member LLC

By: [signature]

Wells Fargo Bank, N.A.

By: [signature] Anne Hoblitzell
Vice President

By: [signature] MIN YOO
VICE PRESIDENT

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the ________ day of ________________ in the year ____________, before me, the undersigned, a Notary Public in and for said State, personally appeared ____, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
NOTARY PUBLIC

GUARANTY

The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment, or nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives, and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement, shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to Owner as agreed in the attached lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the lease. As a further inducement to Owner to make the lease, Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the lease or of this guaranty, that Owner and the undersigned shall and do waive trial by jury.

Dated: . . . . in the year . . . .

. . . .
Guarantor

. . . .
Witness

. . . .
Guarantor's Residence

. . . .
Business Address

. . . .
Firm Name

STATE OF NEW YORK) ss.:

COUNTY OF)

On the day of in the year
before me, the undersigned, a Notary Public in and for said State, personally appeared ,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

. . . .
Notary

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 35.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

2. If the demised premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

4. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

8. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such person.

9. Owner shall have the right to prohibit any advertising by Tenant which, in Owner's opinion, tends to impair the reputation of Owner or the building's desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the demised premises.

11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which was designated to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in such setting sufficient in Owner's judgment to absorb and prevent vibration, noise and annoyance.

12. Refuse and Trash – Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 12, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

Store Lease

The Real Estate Board of New York, Inc.

Dated in the year

Rent Per Year

Rent Per Month

Term
From
To

Drawn by ....

Checked by ....

Entered by..............................

Approved by ....

INSERTS TO LEASE BETWEEN
WELLS FARGO BANK, N.A., AS TENANT AND REEC 286 LENOX LLC, AS OWNER FOR PROPERTY AT 286 LENOX AVENUE NEW YORK, NEW YORK (BE #110062)

INSERTS TO PRINTED FORM

A.2- or Landlord

2.1- and financial services provider

3.1- reasonably

3.2- Such additional insurance or increased limits shall be based on coverages maintained by similar tenants and supported by industry benchmarks.

8.1- Owner shall be named as an additional insured under Tenant's general liability policy.

8.2- not less than $10,000,000 per occurrence.

8.3- If, after a 30 day redemption period, Tenant defaults in

8.4- fails

9.1- for the conduct of its business

9.2- damaged and Tenant elects to terminate this Lease as provided in the Rider hereto, then upon the termination date set forth in Tenant's notice

9.3- Tenant

11.1- except as otherwise provided in the Lease

19.1- upon 30 days'

19.2- thirty (30)

B.1- entire

B.2- (excluding Building mechanical rooms and similar)

RIDER TO LEASE DATED MARCH , 2018 BETWEEN WELLS FARGO BANK, N.A., AS TENANT AND REEC 286 LENOX LLC, AS OWNER FOR PROPERTY AT 286 LENOX AVENUE NEW YORK, NEW YORK (BE #110062)

IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF ANY RIDER AND THE PRE-PRINTED FORM, THE TERMS OF THE RIDER SHALL APPLY.

I. In addition to definitions in Article 33, annexed hereto as Exhibit 33 and made a part hereof are additional definitions.

II. The printed form attached to this Rider is modified as follows:

Article 2. Occupancy. (1) Prior to the Commencement Date (as hereinafter defined), Owner shall substantially complete the work described on the Owner's Work Letter annexed hereto ("Owner's Work" or "Landlord's Work") as Exhibit D. The "Commencement Date" shall mean the date Owner delivers possession of the Premises to Tenant with Owner's Work substantially complete; provided, however, that Landlord shall provide Tenant within at least 10 Business Days prior notice of the Commencement Date and shall schedule a walk through the Premises and create a "punch list" of any incomplete Owner's Work (but Landlord and Tenant's inability to schedule such walk through shall not delay the Commencement Date). Owner shall thereafter work to diligently complete the punch list items as soon as reasonably practical thereafter, but items that could by their nature be completed within sixty days (e.g. requiring labor only and/or readily available materials) must be completed within sixty (60) days following creating of the "punch list". "Substantially Complete" as used in this Article 2 shall mean the completion of Owner's Work in accordance with this Lease such that the Premises can be accessed and Tenant's Work can be prosecuted without undue interference (including, without limitation, no labor disharmony arising by Owner's entry into the Premises while Tenant is performing Tenant's Work). Owner shall be responsible for any latent defects in Owner's Work for which Tenant notifies Owner in writing within one (1) year after the Commencement Date, which Owner hereby covenants to promptly cure in the event of any such latent defects at Owner's sole cost and expense.

(2) In the event the Commencement Date does not occur on or prior to December 31, 2018 (the "Outside Delivery Date") (except due to a Tenant Delay or Unavoidable Delay, each as defined below), then for each day after the date Outside Delivery Date that the Commencement Date does not occur (except due to a Tenant Delay or an Unavoidable Delay), Tenant shall receive a credit against Minimum Rent equal to two (2) days' Minimum Rent for each day after the Outside Delivery Date that the Commencement Date does not occur. As used herein, "Tenant Delay" means a delay in the date Owner delivers possession of the Premises to Tenant arising from the act or omission of Tenant and such failure continues for more than four (4) Business Days after notice from Landlord specifying such delay.

Notwithstanding anything to the contrary contained herein, Owner shall have the right upon notice given to Tenant not later than September 1, 2018 that the Outside Delivery Date shall be extended to a date that is not more than three (3) months from the originally stated Outside Delivery Date (the "Final Outside Date") in which case such Final Outside Date shall be the Outside Delivery Date for all purposes hereunder.

Further notwithstanding anything to the contrary, if the Commencement Date does not occur by the Outside Delivery Date, Tenant shall have the right to terminate this Lease on notice to Landlord by notice given by Tenant to Landlord not later than thirty (30) days following the Outside Delivery Date and if Tenant so terminates this Lease, Landlord shall reimburse Tenant within ten (10) days after Tenant's termination notice for its architect and engineering costs in connection with Tenant's Work and Tenant's legal costs to negotiate this Lease not to exceed, in the aggregate, $50,000.00 (the "Upfront Costs").

Landlord represents to Tenant that (i) the Ground Lease (as hereinafter defined) allows the Overlandlord (as hereinafter defined) to terminate the Ground Lease (as a default under, and in accordance with, the Ground Lease) if Landlord fails to complete construction of a four (4) story building (the "New Building") and obtain a temporary certificate of occupancy ("TCO") and other required documentation for the New Building by August 1, 2022 (collectively, the "Failure to Build") (which Failure to Build has the same meaning as Overlandlord's right to terminate the Ground Lease for Landlord's failure to substantially complete the Initial Development (as defined in the Ground Lease) and deliver the Material Improvement Completion Evidence (as defined in the Ground Lease), (ii) except for the termination right as set forth in (i) above for the Failure to Build, Overlandlord has no other right to terminate the Ground Lease prior to the date that construction on the New Building is complete and a TCO and other documetnation is issued therefor except for standard ground tenant defaults such as failure to pay rent, and (iii) Landlord cannot and shall not deliver possession of the Premises to Tenant with Landlord's Work substantially complete (and therefore cause the Commencement Date under this Lease to occur) unless and until Landlord completes construction of the core and shell of the New Building and delivers a TCO for such core and shell. In connection with the Ground Lease, the parties acknowledge that Tenant requires the delivery of the fully executed "Recognition Agreement," as set forth in Section 7.3 herein. Accordingly, notwithstanding anything to the contrary in this Lease (and in addition to Tenant's termination rights set forth above), if the Recognition Agreement terminates due to Landlord's Failure to Build or for any other reason prior to the date that the construction of the core and shell of the New Building (and Landlord's Work) is complete and a TCO is issued for the New Building (other than Landlord becoming the owner of the New Building), then Landlord shall provide Tenant with immediate notice thereof (the "Ground Lease Termination Notice"), and this Lease shall be deemed terminated as of the date that the Ground Lease and Recognition Agreement terminated unless the Overlandlord has agreed to and does so recognize Tenant's Lease and Tenant's rights thereunder. . If this Lease is not so recognized by the Overlandlord and therefore this Lease is terminated, then within ten (10) days after

Landlord delivers the Ground Lease Termination Notice, Landlord shall pay to Tenant the Upfront Costs.

Notwithstanding anything to the contrary set forth herein the Landlord covenants and agrees to obtain a Temporary Certificate of Occupancy for the Building and to thereafter diligently pursue the issuance of a final Certificate of Occupancy. Tenant shall cooperate with Landlord to obtain the final Certificate of Occupancy including completing at Tenant's expense, all Tenant Work necessary for the issuance of the final Certificate of Occupancy and, in connection therewith, obtaining any required departmental signoffs with respect to Tenant's Work.

2.1 Use. In no event shall Tenant use the Premises for the Prohibited Uses set forth on Schedule 2.1 annexed hereto. Tenant shall not use the Premises for a use other than that set forth in Article 2 of the Printed Form without first obtaining Owner's prior consent, which may be given or withheld in Owner's sole and absolute discretion except as otherwise provided in connection with a proposed sublease or assignment as set forth in Article 11. Tenant shall, at its sole cost and expense, (i) procure and keep in effect all licenses and permits for the lawful conduct of its business, (ii) avoid unreasonably disturbing other tenants or occupants and their guests and (iii) not permit music or other sounds to emanate from the Premises. Owner makes no representation or warranty that the uses described in Article 2 are permitted by local zoning laws, however as part of Owner's Work, Owner shall obtain a Certificate of Occupancy for the Building which permits Tenant's as set forth in this Article 2. If Tenant uses or occupies the Premises prior to the Commencement Date, Tenant must comply with all provisions of this Lease, other than the payment of rent, but including, without limitation, those pertaining to insurance. Owner shall use reasonable efforts to aid Tenant in obtaining Tenant's permits, at no cost to Owner.

Article 3. Alterations.

3.1 Tenant shall, subject to and in compliance with this Article 3, use its commercially reasonable efforts after the Commencement Date, to complete the following initial work in the Premises: install all new fixtures, lighting and new floor covering and make such other Alterations, repairs and improvements upon the Premises as Owner may approve, as provided herein, for the construction and interior fit out of a prototype Wells Fargo retail bank branch ("Tenant's Work"). Landlord hereby approves Tenant's concept plans attached hereto as Exhibit C-1.

3.2 Except as otherwise set forth in this Lease, before commencing any Alterations, Tenant must prepare, and obtain Owner's approval of the structural, mechanical, electrical, plumbing, exterior Tenant's Plans and any and all other Tenant's Plans which are required to be filed with the DOB, which approval Owner agrees not to unreasonably withhold (but which approval shall not be deemed an acknowledgment that Tenant's Plans comply with Legal or Insurance Requirements). Tenant shall not change Tenant's Plans in any material respect, without Owner's reasonable approval. If Landlord shall fail to approve or disapprove Tenant's plans within fifteen (15) business days following Tenant's submission of same, Tenant may give to Landlord a notice of such failure, which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: "FAILURE TO APPROVE OR DISAPPROVE TENANT'S PLANS WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S PLANS PURSUANT TO ARTICLE 3 OF THE LEASE", and if Landlord shall fail to approve or disapprove such Tenant's plans within such five (5) Business Day period, Landlord shall be deemed to have approved such plans. Owner shall give detailed reasons for any denial. Owner represents that Overlandlord's consent is not required for Tenant's Work and, with respect to future alterations by Tenant, Overlandlord's consent shall only be required if the aggregate cost of such alteration exceeds $250,000.00, but in the event that the aggregate cost of such alterations exceeds $250,000 Landlord further represents that any such consent by Overlandlord shall not be unreasonably withheld, conditioned or delayed so long as such change does not reduce the fair market value of the Building.

3.3 Tenant shall pay all of Owner's actual out-of-pocket costs relating to any Tenant's Alterations requiring Owner's consent (other than Tenant's Work for which no fee or costs shall be due by Tenant) including, without limitation, the fees of Owner's Professionals. All Alterations shall be performed at times and in a manner reasonably satisfactory to Owner, in its discretion, at Tenant's sole cost and expense, in a safe, careful manner, without injury to the Premises or the Building, using new first-class materials and in compliance with approved Tenant's Plans and all Legal and Insurance Requirements without creating any labor dispute with other workers in the Building and without causing any Tenant Lien. Tenant at its expense, shall promptly correct, to Owner's reasonable satisfaction, any damage due to the making of any Tenant Alterations and any Tenant Alterations that do not comply with this Lease. Tenant shall provide to Owner, upon completion of any Tenant Alterations (and, for Tenant's Work prior to Tenant's occupancy of the Premises) evidence of compliance with Legal and Insurance Requirements reasonably satisfactory to Owner. Owner agrees to cooperate with Tenant in connection with Tenant's required permits and approval, at no out-of-pocket cost or expense to Owner, including, without limitation, the execution of all permit applications required to be executed by Owner, at the time Owner approves Tenant's plans or thereafter, within five (5) business days after request.

3.4 Owner shall not unreasonably withhold its consent to Tenant Alterations that do not impair the functioning of any Building Equipment, violate any Legal Requirements or Insurance Requirements, impair the character, appearance, usefulness or rentability of the Building or any part thereof, temporarily or permanently weaken or impair the structure or lessen the size of the Premises or the Building, and affect any part of the Building outside of the Premises. Notwithstanding anything contained herein to the contrary, Owner's

approval shall not be required for decorative changes that do not affect the storefront of the Premises or any interior non-structural Alterations which cost less than $50,000 (the "Alterations Threshold") in any one instance. Notwithstanding anything to the contrary contained herein, in the event Wells Fargo Bank, N.A. or any transferee for which Landlord's consent is not required under this lease shall not be the tenant under this Lease or shall no longer be liable under this Lease, then the Alterations Threshold shall be increased to $100,000.00.

3.5 After commencement of any Alterations, Tenant shall diligently and continuously prosecute the completion of such Alterations. Within 120 days after completion of the Alterations, subject to Unavoidable Delay, Tenant shall deliver to Owner, all legally required of the New York City Department of Buildings ("DOB") letters of completion relating to the same, together with any and all other required DOB approvals, and approvals from all other governmental agencies having jurisdiction over Tenant's Alterations.

3.6 Notwithstanding anything to the contrary contained in this Lease, Owner shall provide Tenant with notice, in conjunction with Owner's approval of Tenant's Alterations, identifying which Alterations (if any) Owner will require Tenant to remove at the expiration or earlier termination of this Lease (it being understood that Owner may only require Tenant to remove specialty alterations consisting of teller windows, vaults, safes. internal staircases, kitchens, slab penetrations, reinforced floors and supplemental HVAC systems). Except for any Alterations so specified, Tenant shall not have any obligation to remove any Alterations. Nothing in this Section shall be construed to give Owner title to or prevent Tenant's removal of trade fixtures, moveable office furniture and equipment during the Term, but such fixtures, furniture and equipment shall be removed by Tenant prior to the expiration of the Term, and upon removal of any such from the Premises or upon removal of other installation as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal.

<u>Article 4</u>. <u>Repairs</u>.

4.1 Tenant shall maintain the HVAC and all plumbing, gas and electrical lines and equipment which exclusively service and are located in the Premises or which were installed by Tenant, in good order and condition and shall deliver the same to Owner at the end of the Term in good order and condition, reasonable wear and tear and damage caused by casualty excepted. All damage to the Premises or any other part of the Building, its fixtures, equipment and appurtenances, or the sidewalks or curbs adjacent to the Building, whether requiring structural or nonstructural repairs, due to any act or omission of, or on behalf of, Tenant, shall be repaired promptly by Tenant, at its sole cost, to Owner's reasonable satisfaction. Such repairs shall be of a quality and class equal to the original work and comply with Article 3 hereof. If Tenant fails, after twenty (20) days' notice to proceed with due diligence to make, or commence to make, any required repair, Owner may repair same and Owner's reasonable out-of-pocket costs, with interest thereon, shall be paid by Tenant within thirty (30) days after Tenant's receipt of an invoice with reasonable back-up documentation as Additional Rent.

4.2 In connection with any repairs, alterations or replacements required to be made by Owner pursuant to this Lease, Owner shall use commercially reasonable efforts, without being required to use overtime labor, to minimize any interference with Tenant's use of the Premises, access or visibility.

4.3 Notwithstanding anything contained herein to the contrary, Owner, at its expense and without reimbursement or contribution by Tenant, shall maintain and replace, if necessary, the foundations, exterior walls and plumbing systems to the point of distribution within the Premises, elevators serving the Building, electrical to the point of distribution within the Premises, utility lines in connection to the point of distribution at the Premises, sprinkler mains and monitoring systems and all structural systems, including, without limitation, the roof, load bearing walls, floors, slabs and masonry walls and shall repair and replace, if necessary, all sidewalks and curbs provided, however, Tenant shall sweep and keep the sidewalks and curbs directly in front of the Premises clean and free of debris and pay any and all fines and penalties in default thereof. Owner shall perform all such maintenance and repairs to keep the Building in at least the same condition as it existed on the Commencement Date and shall use commercially reasonable efforts in connection with such repairs to minimize any interference with Tenant's business at the Premises. If Owner fails to make repairs within thirty (30) days after the receipt of Tenant's written notice (or such shorter period as is reasonable under the circumstances for repair of emergency conditions), unless the nature of Owner's obligation is such that more than thirty (30) days are required for its performance and Owner commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion, Tenant may, at its option, make such repair or replacement or seek the remedy of specific performance for Owner's failure to discharge its obligations under this Section. Owner shall reimburse Tenant for the cost of such repairs, within thirty (30) days after demand, with interest thereon.

4.4 Tenant acknowledges that Owner may install scaffolding or a sidewalk bridge adjacent to the Building in connection with work Landlord may be performing to the Building or portions thereof. If Owner erects any scaffolding or sidewalk bridge (or similar structure), Landlord shall use commercially reasonable efforts to minimize the period of time during which such structure must remain in place and the extent to which it shall impair

reasonable efforts to minimize the period of time during which such structure must remain in place and the extent to which it shall impair the visibility of the Premises. Tenant agrees that the installation of such sidewalk bridge or scaffolding shall not subject Owner to any liability to Tenant or give Tenant any right of offset, reduction or claim against Landlord. Landlord agrees, however, to use commercially reasonable efforts to ensure that such sidewalk bridge or scaffolding shall not block Tenant's entrances to the Premises, nor shall there be any plywood or enclosures erected in front of the Premises. The construction and maintenance of any sidewalk bridges, scaffolding or similar structures at the Building shall be subject to the following conditions: (i) the same must be "double height" so as to clear Tenant's signs, lights and windows; (ii) not permit signage of any other tenant to be installed on the portions of such scaffolding directly in front of the Premises; and (iii) Tenant shall be entitled to temporary signage on the portion of the scaffolding immediately adjacent to the Premises, subject to Tenant's compliance with Legal Requirements.

Article 5. Window Cleaning. Tenant shall at its sole cost and expense regularly clean and maintain the windows of the Premises, including cleaning the glass on a regular basis.

Article 6. Requirements of Law, Fire Insurance. 6.1 Tenant shall not knowingly do or permit anything to be done in the Premises which would violate any Insurance Requirement, mortgage, ground or underlying lease or subject Owner to liability for personal injury, death or property damage.

6.2 Tenant, at its sole cost and expense, shall comply with all Legal and Insurance Requirements in respect of the Premises or the use and occupation thereof, abate any nuisance in, on or about the Premises, comply with any order or duty on Owner or Tenant, and discharge any violations of any Legal or Insurance Requirements, provided, however, Tenant shall not be required to make structural Alterations or install or make changes to any Building system to comply with such Legal and Insurance Requirements, unless such compliance or installation arises solely, from (i) Tenant's specific manner of use or occupancy of the Premises, (ii) the specific manner or conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) a breach of any of Tenant's obligations hereunder. Tenant shall pay all the costs, expenses, fines, penalties and damages imposed on Owner by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Article.

6.3 Tenant, at Tenant's expense, after prior written notice to Owner, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Legal and/or Insurance Requirement, provided that: (a) neither the Premises, nor any part thereof or interest therein, nor any Rent would be in any danger of being sold, forfeited, lost or materially interfered with; (b) no mortgagee or insurer of the Real Property shall require same to be paid; and (c) in the case of a Legal Requirement, Owner would not be in any danger of any additional civil or criminal liability for failure to comply therewith, such contest would not be a default under any superior lease or mortgage and the Premises would not be subject to the imposition of any lien as a result of such failure.

Article 7. Subordination.

7.1 If a lessor or mortgagee or any person or entity shall succeed to the rights of Owner under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease and not to disturb Tenant's possession, Tenant shall be deemed to have attorned to and recognized such successor landlord as landlord under this Lease. The provisions of this Section 7.1 are self-operative and require no further instruments to give effect thereto; provided, however, that Tenant shall promptly execute and deliver any commercially reasonable instrument that such successor landlord may reasonably request (1) evidencing such attornment, (2) setting forth the terms and conditions of Tenant's tenancy, and (3) containing such other terms and conditions as may reasonably be required by such mortgagee or lessor, provided such other terms and conditions do not increase Tenant's obligations or decrease Tenant's rights other than to a de minimis extent or adversely affect Tenant's use of the Premises under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except as otherwise set forth in the attornment agreement hereinabove referred to.

7.2 As a condition to the subordination by Tenant referred to in Article 7, Owner shall obtain a subordination and nondisturbance agreement (an "SNDA") in commercially reasonable form with respect to this Lease from the holder of any underlying lease or mortgage in substantially the form of Schedule 7.2 hereto. Tenant agrees to attorn to the holder of such underlying lease or mortgage in accordance with the provisions of Section 7.2 above and Tenant agrees to execute and deliver to the holder of such underlying lease or mortgage a commercially reasonable nondisturbance and attornment agreement, limited, however, as hereinabove provided. For the purposes of this Lease, a subordination and nondisturbance agreement ("SNDA") shall be deemed to mean an agreement in recordable form which provides, in substance that (i) so long as Tenant complies with all the terms, provisions and conditions of this Lease (i.e., is not in default thereunder beyond any applicable grace, notice and cure periods), any mortgagee or underlying lessor, as the case may be, in the exercise of its rights or remedies, shall not deprive Tenant of

possession or the right of possession of the Premises during the term of this Lease or any other rights of Tenant, (ii) in the event of any foreclosure, sale under a power of sale, ground or other underlying lease termination or transfer in lieu of any of the foregoing or the exercise of any other remedy, as the case may be, this Lease shall automatically be preserved and become a direct lease between any fee owner or successor to Owner's interest, as Owner and Tenant, as if such fee owner or successor were the Owner originally named hereunder and (iii) may contain such other terms and provisions as set forth in this Article 7 or as may be reasonably required by Tenant and/or the holder of such underlying lease or mortgage. Tenant agrees to execute and return the SNDA to Owner, or give its comments to Owner as to the reasons such SNDA do not comply with the provisions of this Section 7.2 within ten (10) business days after delivery to Tenant, of a form of SNDA. Notwithstanding anything to the contrary in this Lease, within forty five (45) days after Tenant's execution and delivery of this Lease and the SNDA (attached as Schedule 7.2 hereto), Landlord shall deliver the fully executed SNDA in recordable form to Tenant, failing which Tenant shall have the right to terminate this Lease by notice given to Landlord within thirty (30) days following the expiration of the foregoing forty five (45) day period, and if Tenant so exercises such termination, Landlord shall pay Tenant within ten (10) days after Tenant's termination notice the Upfront Costs.

7.3 This Lease is also subject and subordinate to that certain lease dated May 27, 2016 between 286 Lenox Ave. Realty Corp. ("Overlandlord"), as landlord and Owner, as tenant (the "Ground Lease"). Owner shall deliver to Tenant, on or prior to the ninetieth (90th) day following the date of this Lease a recognition agreement in the form of Schedule 7.3 attached to this Lease executed by Overlandlord in favor of Tenant. All references in this Lease to Owner shall refer to Owner in its capacity as tenant under the Ground Lease. Owner shall not enter into any modification of the Ground Lease that shall increase Tenant's obligations under this Lease or reduce Tenant's rights under this Lease other than to a de minimis extent (unless such modification is required as the result of Legal Requirement) without Tenant's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Lease, if Landlord fails to deliver the recognition agreement executed by Overlandlord within such ninety (90) day period, Tenant shall have the right to terminate this Lease by notice given to Landlord within thirty (30) days following the expiration of the foregoing ninety (90) day period, and if Tenant so exercises such termination, Landlord shall pay Tenant within ten (10) days after Tenant's termination notice the Upfront Costs. Nothing in this Article 7 shall be deemed to diminish Tenant's rights under Article 2 hereof.

Article 8. Tenant's Insurance, Etc.

8.1 The general public liability insurance which Tenant is required to maintain shall be on an occurrence basis, shall name Owner and its managing agent, if any, and each holder of a mortgage and ground or underlying lease, as additional insureds, and have limits of not less than $10,000,000 combined single limit for bodily injury and/or death arising therefrom. The property damage insurance which Tenant is required to maintain shall be a broad form policy. Tenant also shall obtain and maintain insurance on all air conditioning equipment, installed by Tenant in, adjoining, above or beneath the Premises, with limits of not less than $250,000. The limits and amount set forth in the foregoing insurance requirements may be increased, from time to time, as Owner may reasonably require. Tenant shall provide Workers' Compensation Insurance for its employees in amounts that are not less than the statutory limits or benefits. Prior to the delivery of the Premises to Tenant, Tenant shall deliver to Owner and any additional insured such fully paid for certificates of insurance, on industry standard ACORD certificate of insurance of evidence of property forms, issued by the insurance company or its authorized agent. All of Tenant's contractors performing work at the Premises shall furnish to Owner, prior to the commencement of any work, an owner's protective liability policy and builders risk insurance policy for the full value of the work performed by such contractors, with liability limits in the amount referred to herein. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Owner and any additional insured such renewal policy or a certificate thereof not more than five (5) days post expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and having an A.M. Best (or if there be none, an equivalent organization having a national reputation) rating of "A -, Class VIII" or better, written on a primary and non-contributory basis (as respecting any insurance maintained by Owner) and all such policies shall provide that no act or omission of Tenant, or Tenants' agents, employees, contractors or invitees, shall affect or limit the obligation of the insurance company to pay for any loss sustained by Owner and any other additional insured. Tenant will notify Owner within thirty (30) days of any Notice of Cancellation from its insurer that results in a material change in coverage terms and limits resulting in non-compliance with the insurance requirements stated herein. Tenant may carry such All-risk and General Liability insurance by way of blanket insurance covering the Premises and other locations of Tenant and affiliates of Tenant. Provided Tenant is Wells Fargo Bank, N.A. (or a Related Entity) and has not been released from liability under this Lease, Tenant may satisfy any or all of the above insurance requirements by use of self-insurance, deductible and/or a captive insurance company. The responsibility to fund any financial obligation for self-insurance, the election not to self-insure, and the amount of any deductible are assumed by, for the account of, and at the sole risk of Tenant. The application of coverage within this self-insurance, election not to insure and/or deductible is deemed covered in accordance with the Policy Forms set forth in this Article

8. Tenant's right to self-insure shall be subject to the following: (x) Tenant and Owner shall be afforded protection at least to the extent Tenant and Owner would have been covered had Tenant obtained such coverage from an independent insurance company meeting the requirements set forth herein; (y) for purposes of the mutual waiver of claims and subrogation provided for herein Tenant shall be deemed to have the insurance for which Tenant is self-insuring. Tenant shall provide certificates of insurance if Tenant elects to self-insure evidencing the required coverages set forth in this Lease.

8.2 Owner shall maintain commercial general liability insurance and casualty insurance normally covered by a standard "special form" policy with respect to the Building as required by its mortgagee, but in any event not less than an amount required by its insurance company to avoid the application of any co-insurance provision.

8.3 The parties shall procure a clause in, or endorsement on, any fire or extended coverage insurance covering the Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation, consent to a waiver of right of recovery or permit any other form of release, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery, each party shall not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance to the extent coverage is afforded thereby, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by, and coextensive with, the terms and provisions of the waiver of subrogation clause and/or endorsements consenting to a waiver of right of recovery or other form of release. If such waiver of subrogation, consent to a waiver of right of recovery or other form of release is unobtainable, each party shall advise the other of such fact and the other party, subject to the provisions of this subparagraph, shall be named as an additional insured in the policy. If the payment of additional premium is required for the inclusion of such waiver of subrogation, consent to a waiver of right of recovery or other release provision, or if same are not obtainable and the other party is proposed to be named as an additional insured, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may but shall not be obligated to pay the same. If such other party elects not to pay the same, such other party shall notify the party obtaining the insurance of such fact, in which event the party obtaining the insurance shall have no further obligation to obtain such clauses and/or endorsements or to name such other party as an additional insured under the policy.

8.4 Unless due to the negligence or willful misconduct of Owner, its agents, contractors or employees, neither Owner nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, leaks, dampness or by any other cause of whatever nature; nor shall Owner or its agents be liable for any such damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work; nor shall Owner be liable for any latent defect in the Premises or in the Building, provided nothing contained herein shall reduce Owner's obligations under Article 4 hereof.

8.5 Tenant shall not do or permit anything which may subject Owner, its partners, members, shareholders, officers, directors, employees, agents (including, without limitation, leasing and managing agents) and contractors ("Indemnitees") to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Legal or Insurance Requirements, but shall exercise such control over the Premises as to fully protect Indemnitees against any such liability. Notwithstanding anything contained herein to the contrary, Owner shall be liable for damage caused by the negligence or willful misconduct of Owner, Owner's agents, contractors and employees. Tenant shall indemnify, defend and save harmless Indemnitees against all claims, liability, costs and expenses (including, without limitation, fines and reasonable attorneys' fees) arising, directly or indirectly from any (a) wrongful act or omission of Tenant, its contractors, licensees, agents, servants, invitees, employees, or visitors, and (b) any accident, injury or damage to any person or property occurring during the Term (i) in or about the Premises or (ii) outside of the Premises but anywhere within or about the Real Property where such accident, injury or damage results from an act or omission of Tenant or Tenant's agents, employees, or visitors. Indemnitees, from time to time, may submit to Tenant copies of Indemnitees' bills in connection with the foregoing and Tenant shall upon receipt of such bills, pay the same to Owner, as Additional Rent. If any claim, action or proceeding is made or brought against any Indemnitee which is covered by the foregoing indemnity, then, upon demand by Owner, the Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as such Indemnitee shall reasonably approve. Notwithstanding the foregoing, such Indemnitee may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Three Million Dollars ($3,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such attorneys. This Article shall survive the expiration or earlier termination of this Lease.

8.6 Owner shall indemnify Tenant, its officers, directors and employees and hold them harmless from and against any wrongful act, omission or negligence of Owner its agents or employees, except to the extent caused by the negligence or wrongful acts of Tenant, its agents, employees, contractors or invitees.

Article 9. Destruction, Fire and Other Casualty.

9.1 Notwithstanding anything to the contrary contained in this Lease, in the event of damage to or destruction of the Premises which renders all or a material portion of the Premises unusable for the use permitted hereunder which cannot be restored by Landlord to the condition existing on the Commencement Date within one hundred eighty (180) days from Tenant's notice of the occurrence of such casualty as reasonably determined by Tenant's architect, then, in such event, the term hereby created shall, at the option of Tenant, by notice given to Owner within twenty-five (25) days after Tenant receives an estimate of the time to make such repairs to the Premises due to such fire or casualty, cease and terminate as of the date of such fire or casualty. If Tenant has not terminated this Lease pursuant to the provisions set forth above and Landlord's repairs are not actually completed on or before 210 days following the date of Tenant's notice, Tenant shall have the right, upon thirty (30) days' notice to Owner, to terminate this Lease and this Lease shall terminate on the date set forth in such notice, unless Owner substantially completes such repairs within such thirty (30) day period. Tenant shall also have the right to terminate this Lease if a material portion of the Premises are damaged during the last two (2) years of the Term. Upon termination as aforesaid, this Lease and Term hereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant and any and all insurance proceeds paid with respect to the leasehold improvements in the Premises (including any additions, replacements or renovations thereto), shall be paid to Owner. Tenant shall be responsible for insuring Tenant's personal property and Tenant's fixtures and equipment and any insurance proceeds payable with respect to Tenant's personal property and Tenant's fixtures and equipment shall be paid to Tenant.

9.2 In addition, in the event of damage to or destruction of the Building during the last three (3) years of the original lease term or any time thereafter so as to require Owner to demolish the Building then, if Tenant has not terminated the Lease pursuant to Section 9.1 above, Owner may elect to terminate this Lease upon notice to Tenant within forty-five (45) days after such casualty. If Landlord exercises its right to terminate this Lease as set forth above and Landlord elects to restore the Building to substantially the same condition and layout as existed prior to the fire or other casualty then Landlord shall give written notice to Tenant of such fact and Tenant shall have the right, by notice from Tenant given within one hundred eighty (180) days of Landlord's notice, to elect to reinstate this Lease as of the date that Landlord completes its restoration work and restores the Premises to the condition existing as of the Commencement Date, provided and on the condition that (i) the term shall not toll during the period of restoration (i.e. the period of restoration shall be counted as expired days of the Term); (ii) the rent commencement date shall be two hundred ten (210) days following Landlord's completion of the restoration work or the date that Tenant shall reopen for business in the Premises, whichever shall first occur; (iii) the Base Rent shall be at the then escalated Base Rent accounting for the passage of time as if the fire or other casualty had not occurred; and (iv) if at the time of the fire or other casualty there are less than two (2) years remaining in the term then Tenant shall not have the right to reinstate the Lease, provided, however, if Tenant has a remaining option to renew then Tenant may exercise its right set forth herein provided, however, that as a condition to Tenant's rights hereunder Tenant must exercise its option to renew this Lease. If Tenant elects to exercise its rights hereunder by exercising a remaining renewal option then notwithstanding anything to the contrary set forth in this Lease the fixed Annual Base Rent during such renewal period shall be equal to the fixed Annual Base Rent for the then expiring term of this Lease increased by 115% (i.e. the fair market rental test shall not apply to an accelerated renewal exercised pursuant to this Article 9).

Article 10. Eminent Domain.

10.1 In the event this Lease is not terminated by Tenant or Owner, Owner shall restore the Premises to an architecturally sound and complete unit that is substantially similar in size and shape to the current Premises and Tenant's Rent shall be reduced proportionately to any reduction in size of the Premises due to such condemnation.

10.2 Tenant shall have the right to claim from the condemning authority all compensation that may be recoverable by Tenant for moving expenses and trade fixtures.

10.3 Tenant shall have the right to terminate this Lease if any portion of the Premises is taken by the condemning authority such that, in Tenant's reasonable discretion, Tenant cannot reasonably operate its business in the manner intended under this Lease.

Article 11. Assignment, Mortgage, etc.

11.1 Except as specifically set forth in §11.2 hereof, Owner may, in connection with any proposed assignment or subletting of the Premises or any part thereof or any mortgage, pledge or encumbrance, withhold its consent for any or no reason or may condition its consent on such terms as Owner may deem appropriate, in its discretion. Tenant shall pay the Owner's reasonable attorneys' fees and disbursements in connection therewith, on demand.

11.2 Owner shall not unreasonably withhold its consent to an assignment of this Lease, or a subletting by Tenant of all of the Premises for a term equal to the balance of the Term, less one day, subject to Owner's recapture rights herein, on the following terms and conditions:

[.1] At least 30 days prior to any proposed assignment or sublease, Tenant shall submit to Owner a statement containing the name and address of the proposed assignee or subtenant and all of the principal terms and conditions of the proposed assignment or sublease including, but not limited to, the proposed commencement and expiration dates of

the term of the sublease, the nature of the proposed assignee's or subtenant's business, an operating resume of the proposed assignee or subtenant and its principals, together with reasonably satisfactory proof of financial responsibility and personal references to substantiate the required financial statements and such financial and other information as Owner may reasonably request ("Full Submission").

[.2] Tenant shall, at least ten (10) days prior to the effective date thereof, deliver to Owner a fully executed counterpart of the assignment or sublease and all ancillary documents thereto, in form and substance reasonably satisfactory to Owner, and in which, in the case of an assignment, the assignee assumes Tenant's obligations under this Lease.

[.3] If Owner fails to exercise any of its options under this Article and Tenant fails to execute and deliver the assignment or sublease to which Owner consented within one hundred eighty (180) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Article 11 before effecting any assignment or sublease.

Subject to Owner's right to recapture as hereinafter provided, Owner agrees to provide Tenant with consent or rejection of any assignment or sublease within thirty (30) days following the date that Owner receives a Full Submission from Tenant. In the event of an assignment of this Lease (other than an assignment of this Lease in connection with a change of use, as provided below) for which Owner provided its consent, then Owner agrees to release Tenant from liability under the Lease from and after the effective date of such assignment (except for liabilities arising prior to the date of such assignment, including, without limitation, third party claims and any financial obligations accruing prior to such assignment). Notwithstanding anything to the contrary contained herein, if Owner consents to an assignment or sublease wherein the use of the Premises by the transferee shall be a use other than the permitted use in Article 2 of this Lease, then Tenant shall not be released from liability hereunder, it being understood, however, that Landlord shall not unreasonably withhold its consent to an assignment or sublease due to a change of use of the Premises by such transferee so long as such use is not a Prohibited Use.

11.3 Notwithstanding anything contained herein to the contrary, the provisions of this Article 11 (including Owner's consent and recapture rights or right to any fees under Section 11.4) shall not apply to transactions, including assignments or subleases, with a corporation or other entity (1) into or with which Tenant is merged or consolidated, (2) to which substantially all of Tenant's assets or stock are transferred or, so long as, in each of the foregoing instances such transfer was made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease (3) a sale or exchange of Tenant's stock on a national exchange, (4) exchange of stock between Tenant and any subsidiary, or parent, or (6) sale to any entity required by a governmental or regulatory agency's requirement for Tenant to divest itself of certain assets and/or facilities. Tenant may also, without the consent of Owner and without triggering Owner's recapture rights or right to any fees under Section 11.4, permit any corporation or other business entity which Controls, is Controlled by, or is under common Control with the Tenant (a "Related Entity") to sublet all or part of the Premises for the Permitted Use or assign this Lease to any Related Entity, provided Tenant complies with the provisions of Section 11.3 hereof. Such sublease shall not be deemed to relieve, release, impair or discharge any of Tenant's obligations hereunder, except as otherwise specifically provided herein.

11.4 If Tenant shall enter into any sublease or assignment permitted hereunder and consented to by Owner, other than a sublease or an assignment pursuant to Section 11.3 above, Tenant shall, within thirty (30) days after the effective date of such assignment or sublease, deliver to Owner, a complete list of Tenant's reasonable third-party brokerage fees, construction costs and legal fees paid, or to be paid in connection therewith (together, "Property Costs"), together with reasonable evidence of the payment of all such expenses. In consideration of such assignment or subletting, Tenant shall pay to Owner, as Additional Rent hereunder:

(a) In the case of a sublease, payable to Owner within thirty (30) days after receipt by Tenant from such sublessee, 50% of any consideration paid under the sublease, or otherwise, to Tenant or any affiliate of Tenant by the subtenant which exceeds, on a per square foot basis, Annual Base Rent hereunder and Additional Rent pursuant to §B3 hereof paid by Tenant to Owner during the preceding month for which the said consideration was paid (together with any sums paid for the sale or rental of Tenant's Property, after first deducting Property Costs in connection with such transaction, as amortized over the term of the sublease.

(b) In the case of an assignment, as and when sums are received by Tenant, an amount equal to 50% of all sums and other consideration paid to Tenant or any affiliate of Tenant by the assignee for or by reason of such assignment, (excluding sums paid for the sale or rental of Tenant's Property and leasehold improvements but such exclusions shall not exceed the fair market value thereof).

11.5 For purposes of Article 11, each material amendment changing the Rent or extending the term of any subleases to which Owner shall have consented shall be deemed a new sublease.

11.6 Upon receipt of the Tenant's request for Owner's consent to an assignment or sublease accompanied by the Full Submission, in addition to either consenting or rejecting the Tenant's request, the Owner shall have the following option which may be exercised within thirty (30) days from Full Submission by Tenant to Owner to:

11.6.1. In the case of a desired or proposed assignment of this Lease or a sublease of the entire Premises for all or substantially all of the remaining term of this Lease (other than to a Related Entity or any transaction described in 11.3), the Owner shall have the option upon written notice to the Tenant provided within thirty (30) days after Owner receives the Full Submission from Tenant that the Owner has elected to terminate the Lease and recover legal possession of the Premises (the "Owner Termination Notice") effective thirty (30) days after the date the

Owner Termination Notice is sent to the Tenant (the "Termination Date") and thereafter on the Termination Date the Lease shall be terminated with the same force and effect as if it were the last day of the term of the Lease; Tenant shall vacate the Premises and tender legal possession of the Premises free of all occupants or any rights of any party to claim any right to occupy the Premises, including any portion thereof, and shall deliver possession of the Premises is compliance with all of the terms of this Lease as if it were the last date of the Lease. Owner shall thereafter have the right, in Owner's discretion, to lease the Premises or any portion thereof to the Tenant's prospective sublessee, assignee or other transferee.

11.6.2. Notwithstanding anything to the contrary contained herein, Tenant shall have the absolute right to assign this Lease or sublet the Premises solely for the uses expressly permitted hereunder without Owner's consent but subject to Owner's right of recapture (except as provided in Section 11.3)as set forth in Section 11.6.1, provided and on the condition that Tenant shall remain fully liable under this Lease.

Article 12. Electric Current.

12.1 Except as otherwise specifically provided herein, Owner is not required to furnish electric to Tenant; Tenant shall arrange to obtain electric directly from the public utility servicing the Building, which shall be furnished by the electrical systems to be built by Landlord as part of Owner's Work. All meters, submeters, feeders, risers, wiring, piping and other equipment needed to obtain electric or gas shall be installed by Tenant, at Tenant's expense unless specifically included in Owner's Work (in which case such work shall be performed by Owner at Owner's cost); but the installations to be made by Tenant as outlined above thereof is subject to the requirements of Articles 2 and 3 hereof.

12.2 Tenant shall keep the meters, submeters and installation equipment in good working order and repair, at Tenant's own cost and expense; and Tenant shall pay for gas and electric, as shown on said meters as and when bills are rendered. If Tenant shall default in doing or paying any of the foregoing, after thirty (30) days' notice to Tenant, Owner may cure such default and the cost thereof shall be due and payable by Tenant, on demand, as Additional Rent, which obligation shall survive the Expiration Date or sooner termination of this Lease.

Tenant acknowledges that Owner may furnish electricity to Tenant on a "submetering" basis. If and so long as Owner provides electricity to the Premises on a submetering basis, Tenant covenants and agrees to purchase the same from Owner or Owner's designated agent at charges, terms and rates set, from time to time, during the term of this Lease by Owner but not more than those specified in the service classification pursuant to which Owner then purchased electric current from the public utility corporation serving the Premises, plus five (5%) percent. Bills therefore shall be rendered at such times as Owner may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. If any tax is imposed upon Landlord's receipt from the sale, resale or redistribution of electricity by any Federal, State or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's share of such taxes as equitably determined by Owner shall be passed on to and included in the bill of, and paid by, Tenant to Owner.

Article 13. Access to the Premises. Notwithstanding anything contained herein to the contrary, Owner agrees to give reasonable (not less than forty-eight hours) advance written notice prior to any entry on to the Premises, except in the event of an emergency, and Owner agrees to use commercially reasonable efforts to minimize any interference with Tenant's business at the Premises.

Notwithstanding anything to the contrary in the Lease, Owner may not enter the Premises, including secured areas of the Premises without a representative of Tenant present (except in emergency), Owner shall not store materials in the Premises other than reasonably limited quantities in order to complete any required repairs expeditiously, and Owner shall repair any damage to the Premises caused by Owner's work or access to the Premises.

For avoidance of doubt, the demise of the Basement to Tenant hereunder shall reserve unto Landlord, its agents and contractors a right of access to the mechanical and equipment rooms located therein. Other than the limited access rights of Landlord, its agents and contractors set forth herein Tenant shall have the exclusive right to occupy the Basement.

Article 14. Vault, Vault Space, Area. Nothing in this Lease shall be construed as a letting by Owner to Tenant of the faces of exterior walls, the space above the hung ceiling and below the underside of the floor slab, air rights, common areas and facilities of the Building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all stairs, landings and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, pipes, conduits, duct work, air conditioning rooms, telephone rooms, fan rooms, HVAC, plumbing, electrical conduits and other utilities and other mechanical facilities, service closets and other Building Equipment, elevator, elevator equipment and shafts and the use thereof, as well as access thereto through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are reserved to Owner, unless access is required by Tenant to safeguard the Premises or otherwise is required to comply with this Lease.

Article 15. The last two (2) sentences of Article 15 of the printed form of Lease are hereby deleted in their entirety.

Article 16. Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. §§101 et seq. (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Owner's property under the preceding sentence not paid or delivered to Owner shall be held in trust for the benefit of Owner and be promptly paid or delivered to Owner.

Article 17. Default. Article 17 of the Printed Form of Lease is hereby deleted in its entirety.

17.1 The occurrence of any one or more of the following events shall be an "Event of Default" hereunder:

[.1] If Tenant fails to pay when due, any installment of Annual Base Rent or Additional Rent or any additional security required by Article 31 hereof or otherwise, and such failure shall continue for 5 business days after notice of such default is given by Owner to Tenant; or

[.2] Intentionally Deleted.

[.3] Intentionally Deleted.

[.4] If the Premises become abandoned for more than 365 consecutive days and Tenant stops maintaining the Premises as required under this Lease during this time.

[.5] Intentionally Deleted.

[.6] If Tenant is generally not paying its debts as they come due or shall admit, in writing, that it is unable to pay its debts as they come due, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall file a voluntary petition under Title 11 of the United States Code, or if such petition is filed against Tenant and an order for relief is entered, or if Tenant shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, readjustment, liquidation, dissolution or similar relief under federal bankruptcy laws or any other federal, state or other insolvency law ("Insolvency Laws"), or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator or liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein or if Tenant shall take any corporate action in furtherance of any action described in this subsection; or

[.7] If within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, custodian, assignee, sequestrator or liquidator or other similar official of Tenant or of all or any substantial part of its or their properties or of the Premises or any interest of Tenant, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated; or

[.8] If a levy under execution or attachment shall be made against Tenant or its or their property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within 30 days; or

[.9] Intentionally Deleted.

[.10] If Tenant shall fail to observe or perform any of its obligations under this Lease (other than those specified in subsections 17.1.1 through 17.1.9 hereof) and such failure shall continue for 30 days after notice by Owner to Tenant, or if such default is of such a nature that it cannot be completely remedied within said 30-day period and Tenant shall not commence to remedy such default within said 30-day period, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

17.2 If an Event of Default shall occur Owner, at any time thereafter, may terminate this Lease by giving Tenant 3 days' notice of Owner's intention to do so; upon the expiration of such 3-day period, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate [i] as of the date on which the Event of Default described in Subsections 17.1.6 or 17.1.7 occurred or [ii] as of the date specified in the notice given for any other Event of Default, as if such date were the Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as hereinafter provided.

17.3 Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Subsections 17.1.6 or 17.1.7, or by federal or state statute then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within 120 days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Owner's right, title and interest in and to the Premises or adequate assurance of the completion and continuous future performance of Tenant's obligations under this Lease, Owner, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, may, at its election, terminate this Lease on three (3) days' notice to Tenant, Tenant as debtor-in-possession or said trustee, and upon the expiration of said 3-day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession and/or said trustee shall immediately quit and surrender the Premises as aforesaid.

17.4 Intentionally deleted.

17.5 No termination of this Lease and no taking possession of and/or reletting the Premises, or any part thereof, pursuant to Articles 17 or 18 shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting subject to the provisions of this Article 17.

17.6 To the extent not prohibited by law, Tenant waives and releases all rights now conferred by law or otherwise which would have the effect of limiting or modifying any of the provisions of Articles 17 and 18. Tenant shall execute, acknowledge and deliver any instruments which Owner may reasonably request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.

17.7 [.1] Any suit to recover damages, or for a sum equal to any installment or installments of Rent payable hereunder or any deficiencies or other sums payable by Tenant to Owner pursuant to Articles 17 or 18 may be brought by Owner from time to time at Owner's election, and nothing herein contained shall be deemed to require Owner to await the date that this Lease or the Term would have expired by limitation had there been no Event of Default by Tenant and termination.

[.2] If Owner shall be entitled to liquidated damages pursuant to Article 18 hereof, then, whether or not Owner shall have collected any installments as provided therein, Owner may recover from Tenant, and Tenant shall pay to Owner, on demand, in lieu of any further installments of such liquidated damages, the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term, exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of two percent (2%) per annum, less the aggregate amount of such installments, if any, theretofore collected by Owner pursuant to Article 18 for the same period; in computing the same, if the Premises, or any part thereof, are relet by Owner, the rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

17.8 Nothing in this Article 17 shall limit or prejudice the right of Owner to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the damages referred to in Article 16 or 17.

17.9 No receipt of monies by Owner from Tenant after the termination of this Lease, or after the giving of any notice of the termination of this Lease (unless such receipt cures the Event of Default which was the basis for the notice), shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Owner to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Owner to recover possession of the Premises by proper remedy, except as otherwise provided herein; after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Owner may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Owner, on account of Tenant's liability hereunder.

17.10 Each right and remedy of Owner shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or by applicable law, and the exercise of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Owner of any or all the other rights or remedies.

17.11 Upon any Event of Default, Owner may apply any payments made by or on behalf of Tenant to such items of Rent as Owner, in its discretion, shall choose, irrespective of any designation or request by Tenant.

17.12 It is understood and agreed that either party's exercise of any right or remedy due to a default or breach by the other party shall not be deemed a waiver of or to alter, affect, or prejudice any right or remedy which such party may have under this Lease or by law or in equity. Neither the payment of Rent nor any other acts or omissions of either party at any time or times after the happening of any event authorizing the cancellation or termination of this Lease, or other remedy, shall operate as a waiver of any past or future violation, breach, or failure to keep or perform any covenant, agreement, term or condition hereof.

17.13 Notwithstanding anything to the contrary in this Lease, neither Owner nor Tenant shall be liable to the other for any consequential, punitive or special damages.

17.14 If Tenant is not Wells Fargo Bank, N.A. or a Related Entity, if in the course of any twelve (12) month period an Event of Default which is a monetary default or a material non-monetary default beyond all notice and cure periods (a "Material Default") shall occur requiring notice hereunder on more than two (2) occasions, even if such events are each cured within any applicable grace and/or notice period, Tenant shall, at Owner's option, also be deemed in immediate default upon the occurrence of a third or any subsequent Material Default within such same twelve (12) month period without any further notice or opportunity to cure being required to be given.

Article 18. Remedies of Owner.

18.1 In addition to all of Owner's other rights and remedies, [.1] Tenant shall pay to Owner, on demand, a late charge of five cents ($.05) for each dollar ($1.00) that is not paid when due to partially defray Owner's administrative expenses in processing such late payment; and [.2] if Tenant issues a check to Owner which is returnable unpaid for any reason, Tenant shall pay to Owner, on demand, $100 to partially defray Owner's expenses in connection therewith.

Article 19. Fees and Expenses.

19.1 Tenant shall pay to Owner, on 30 days' notice, as Additional Rent, all reasonable costs and expenses incurred by Owner, including attorneys' fees, together with interest thereon from the date of payment by Owner, in or relating to any litigation [.1] against Tenant in which Owner is made a party, [.2] commenced by Tenant against Owner in which Owner shall prevail in the outcome of such litigation, or [.3] by Owner in enforcing the provisions of this Lease, provided Owner is the prevailing party in the outcome of any litigation.

19.2 Owner shall pay to Tenant, on 30 days' notice, all costs and expenses incurred by Tenant, including reasonable attorneys' fees, together with interest thereon from the date of payment by Tenant, in or relating to any litigation [.1] by third parties against Owner in which Tenant is made a party (unless due to Tenant's acts), [.2] commenced by Owner against Tenant in which Tenant shall prevail in the outcome of such litigation, or [.3] by Tenant in enforcing the provisions of this Lease in which Tenant shall prevail in the outcome of such litigation.

Article 20. No Representations by Owner.

20.1 Unless contained herein, neither Owner nor Owner's agents have made any representations or promises regarding the fitness or sufficiency for Tenant's use of the Building, the Premises or Building Equipment or as to any defects, latent, patent or otherwise.

20.2 Neither Owner, any holder of any mortgage, or ground or underlying lease, nor any partner, member, director, officer, agent, servant or employee of Owner, holder of any mortgage or ground or underlying lease, shall be liable (A) for any damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (B) even if negligent, for consequential damages arising out of any loss of use of the Premises, or any equipment, facilities or other Tenant's property therein by Tenant or any person claiming through or under Tenant.

Article 21. End of Term. Tenant shall indemnify, defend and save Owner harmless against all actual out of pocket costs, claims, loss or liability resulting from any delay by Tenant in surrendering the Premises in accordance herewith (which indemnity shall survive the expiration or sooner termination of the Term). Tenant shall pay to Owner, for each month (and each portion of any month) during which Tenant holds over in the Premises after the expiration or sooner termination of the Term, a sum equal to one and one-half (1.5) times the Rent which was payable under this Lease during the last month of the Term. Nothing contained herein, nor in the receipt of such payments by Owner, shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term. The provisions of this Article 21 shall survive the expiration or sooner termination of the Term.

Article 24. No Waiver. No failure by either Owner or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or the Rules and Regulations or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Owner or Tenant and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Article 25. Waiver of Trial by Jury. Tenant shall not be entitled to assert any non-compulsory counter-claim for abatement of Rent, damages or otherwise in any action or proceeding brought by Owner against Tenant relating to this Lease or the Premises, but Tenant shall be relegated to an independent action for the same.

Article 26. Force Majeure. In the event Tenant is prevented, delayed, or stopped from performing any act, undertaking or obligation under this Lease by reason of an event of an Unavoidable Delay (except financial) other than where an Unavoidable Delay precludes the physical delivery of Rent to Owner, then the time for Tenant's performance shall be extended one (1) day for each day's prevention, delay, or stoppage by reason of such event of such Unavoidable Delay.

Article 27. Notices. Article 27 of the Printed Form Lease is hereby deleted in its entirety. All notices permitted or required to be given under this Lease shall be deemed given only if sent by personal delivery, Certified Mail, Return Receipt Requested, or Federal Express or other recognized overnight delivery service. If to Tenant, c/o Wells Fargo Corp. Properties Group, Attention: Lease Administration (BE # 110062), MAC D1116-110, 1525 West W.T. Harris Boulevard, Charlotte, NC 28262; with copies address to Tenant at the Premises, Attention: Lease Administration (BE # 110062), and a copy of all default notices shall also be sent to Herrick, Feinstein LLP, Attention: Jonathan A. Adelsberg, Esq., Two Park Avenue, New York, NY 10016. If to Owner, the notice shall be addressed to Owner c/o Brandon Miller, Real Estate Equities Corporation, 18 East 48th Street, Penthouse, New York, New York 10017, with a copy, by like delivery, to The Law Offices of Gary I. Kahn, 500 Fifth Avenue, 37th Floor, New York, NY 10110 Either the Owner or the Tenant may designate another address for notices by sending the other party a notice of same. All notices shall be effective, when received or when delivery is refused.

Article 28. Utilities.

28.1 Notwithstanding Article 28 of the Printed Form, if Tenant shall arrange to obtain water directly from the utility company servicing the Premises then Owner shall not be obligated to furnish same to Tenant and Tenant shall have no obligation to reimburse Owner for the cost of same.

28.2 If Tenant shall be obtaining water directly then Tenant shall keep the meters and installation equipment to which reference is made in subsection 28.1 above in good working order and repair, at Tenant's own cost and expense, in default of which Owner may cause such meters and equipment to be replaced or repaired and collect the cost thereof from Tenant, as Additional Rent.

28.3 To the extent that Tenant is not obtaining water directly, and Landlord is providing water through submeters, then Tenant shall pay for water consumed (and attendant sewer charges), as Additional Rent, based on the consumption as shown on said meter as and when bills are rendered. Tenant's obligations to pay such water and sewer charges shall survive the Expiration Date or sooner termination of this Lease.

28.4 If and to the extent water is provided to the building and Tenant's usage is not submetered then Tenant's share of water and sewer charges shall be allocated on an equitable basis as reasonably determined by Owner (it being understood that Tenant's usage of water as a retail bank is expected to be minimal) and Tenant shall pay such charges as Additional Rent.

Article 29. Sprinklers. Commencing on the Rent Commencement Date, Tenant shall reimburse Owner for Tenant's equitable share of any sprinkler supervisory service as reasonably determined by Owner , but which will not exceed $200 per month, which amount may increase from time to time in an amount no greater than the increases in Annual Base Rent. The amount due hereunder shall be billed to Tenant no more frequently than quarterly.

Article 30. Elevators, Heat, Cleaning. Landlord confirms that elevator service shall be available on all floors of the demised premises without restriction, although such service to floors not within the demised premises may be locked to prevent access by Tenant, its employees and invitees.

Article 35. Rules and Regulations. Tenant shall comply with the Rules and Regulations annexed to

this Rider as Exhibit 35 and made a part hereof, in addition to those on the printed form to which this Rider is annexed. The Rules and Regulations shall not be enforced in a discriminatory way.

Article 36. Glass. Notwithstanding the provisions of the Printed Form, Tenant shall be responsible for repairing and/or replacing, at Tenant's sole cost and expense, all plate glass, windows, doors and other glass in, on or about the Premises except to the extent such repairs and/or replacements are required by the negligence or willful misconduct of Owner, in which case Owner shall be responsible for the costs thereof.

Article 38. Estoppel Certificate. In addition to the other information, the statement required under Article 38 must include such other information as Owner may reasonably request.

III. The following new Articles are added to and modify this Lease:

Article 40. Limited Liability; Tenant's Remedies.

40.1 If Owner or any successor in interest (which as used herein includes corporations, individuals, general or limited partnerships, limited liability companies, limited liability partnerships, associations or joint ventures), shall be adjudged to have breached this Lease or shall be liable in tort to Tenant for any reason related directly or indirectly to this Lease, the Premises or the Building, Owner's officers, directors, and shareholders, disclosed and undisclosed, shall have no personal liability under this Lease. Tenant shall look only to Owner for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner hereunder, and no property or assets of Owner's officers, directors and shareholders, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use or occupancy of the Premises. Tenant's right and remedies, including, without limitation, its right to damages, shall be limited solely to the equity of Owner or its successor in interest in the Real Property, including rents, issues and proceeds therefrom, and Owner and its successor in interest shall have no personal liability other than said equity therein. In no event shall Owner's liability under this Lease exceed the loss of its equity interest in the Real Property.

40.2 If Tenant requests Owner's consent and Owner shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Owner of its consent, it being intended that Tenant's sole remedy in such event shall be an action for specific performance or injunction, and/or expedited arbitration through the local Jams office to determine if Owner's consent to such matter would be required pursuant to this Lease and that such remedy shall be available only in those cases where Owner has agreed not to (or as a matter of law Owner may not) unreasonably withhold its consent.

Article 41. Broker. Owner and Tenant warrant to each other that no broker introduced Tenant to the Premises, proposed the making of this Lease, or initiated, furthered or perpetuated the negotiations between the parties hereto, other than CBRE and RIPCO Real Estate Corp. (collectively, "Broker"). Tenant indemnifies, defends and holds Owner harmless from any and all loss or damage as a result of the claims of any other brokers or agents claiming to have dealt with Tenant in connection with this Lease. Owner indemnifies, defends and holds Tenant harmless from any and all loss or damage as a result of the claims of any other brokers or agents claiming to have dealt with Owner in connection with this Lease. Owner agrees to pay said Broker any commission earned in accordance with a separate agreement.

Article 42. Miscellaneous Provisions. [.1] If there is any conflict between the printed form of this Lease and this Rider, then this Rider shall control. [.2] If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall be valid and be enforced to the fullest extent permitted by law. [.3] The submission of this Lease to Tenant for signature is with the understanding that it shall not bind Owner unless and until it is executed by Owner and a fully executed copy is delivered to Tenant. [.4] This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

Article 43. Hazardous Substances.

43.1 Tenant shall not sell, transport, install, use, generate, manufacture, produce, store, release, discharge, dispose of nor shall it permit the sale, transport, installation, use, generation, manufacture, production, storage, release, discharge or disposal of, any Toxins, on, under or about the Premises except for routine cleaning and other material used by Tenant in Tenant's normal business activities. At all times, Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Env. Reqts. Tenant shall give immediate notice to Owner of any violation of any Env. Reqts. and shall indemnify, defend and hold Owner harmless from and against any and all claims, losses, liabilities, liens, damages and expenses (including, without limitation, clean-up costs and attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of any violation by Tenant, its agents, contractors or employees of any Env. Reqts. Tenant, at its sole cost and expense, shall commence and diligently pursue to completion, such remedial action as may be necessary or appropriate to comply with all Env. Reqts. and to avoid any threat of damage or injury to persons or property; such obligation shall include, without limitation, the removal or encapsulation of asbestos, lead paint or other Toxins introduced into the Premises by, or as a result of the wrongful act or omission of Tenant, its agents, contractors or employees.

43.2 Notwithstanding anything contrary in this Lease, Tenant shall not be responsible for handling, removal, or treatment of any Toxins which is present prior to the delivery of the Premises to Tenant, or which is brought onto the Premises, the Building, and the real property surrounding the Building which is not the obligation by Tenant, by some party outside the control of Tenant, and no costs incurred in connection with the clean-up, removal, or treatment of toxic waste or Toxins shall be allocated to Tenant. Owner shall be responsible for the handling, removal and treatment of any Toxins in the Premises and Building which is not the obligation of Tenant.

43.3 In addition, if any preexisting Hazardous Materials cause a delay in Tenant's Work, Tenant shall promptly notify Owner of the existence of same and if Owner shall not remediate the condition so that Tenant can continue to prosecute Tenant's Work within three (3) business days following Tenant's notice (the "Cure Period") then from and after the expiration of the Cure Period until Tenant can again perform Tenant's Work the Rent Commencement Date shall be extended for each day of such delay.

Article 44. Tenant Liens.

44.1 Tenant shall not cause or allow, directly or indirectly, any Tenant Lien to be placed upon the Land or the Building, or any improvement made by Tenant which is affixed to the Building or the Land, or any other property which is or may at any time become the property of Owner (whether at the end of the term, pursuant to Article 3 hereof or otherwise). Tenant indemnifies, defends and saves harmless Owner against every Tenant Lien; if Tenant fails to cause any Tenant Lien to be discharged then, in addition to all of Owner's other rights, Owner may pay the amount of such Tenant Lien or discharge it by bonding or otherwise, and all costs incurred by Owner in connection therewith shall be due and payable by Tenant to Owner on demand, as Additional Rent. Notwithstanding anything to the contrary contained within this Lease, provided Tenant has bonded any Tenant Lien, Tenant retains the right to contest any Tenant Lien or encumbrance upon the Premises provided that Tenant complies with all statutory obligations required to contest such liens. Tenant's obligations regarding liens shall be satisfied if, during any period that a lien is disputed, Tenant provides a bond sufficient for the satisfaction of the lien of record together with costs and interest.

44.2 Notwithstanding anything to the contrary herein, Owner, at its sole cost and expense, shall be responsible to remediate and remove any Hazardous Materials uncovered in the Premises if those Hazardous Materials existed in the Premises on or prior to the Commencement Date ("Pre-Existing Hazardous Materials"), and Owner shall indemnify, defend and save harmless Tenant, Tenant's agents, servants and employees from and against all claims and demands whether for injuries to persons or loss of life, or damage to property, related to or arising in any manner whatsoever out of the existence, clean-up, removal and/or encapsulation of any Pre-Existing Hazardous Materials. In the event Tenant shall, as a result of the existence of any Pre-Existing Hazardous Materials or any failure by Owner to perform its obligations for which it is responsible hereunder, be made a party to any litigation or administrative proceeding, then Owner shall protect and hold Tenant harmless and shall pay all costs, expenses and the reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation.

Article 45. Intentionally Deleted.

Article 46. ICAP. (a) Tenant acknowledges that Owner may apply for or has already obtained the real estate tax abatement available in connection with the Owner's Work pursuant to the Administrative Code of the City of New York, the Industrial and Commercial Abatement Program (the "ICAP Abatement"). In the event Owner shall apply for or obtain the ICAP abatement, upon approval of Tenant's Plans, Tenant shall at its option and at its sole cost and expense apply for the ICAP Abatement for Tenant's Work. Landlord and Tenant shall cooperate with each other in connection with the application for the ICAP Abatement, including supplying all information necessary to prepare the application or other forms required to be filed in order to obtain the benefit of the ICAP Abatement, including, without limitation, complying with any competitive bidding requirements, and to execute and deliver all documents, instruments, applications or other forms which may be reasonably necessary in connection therewith. After the ICAP Abatement shall have been obtained, and thereafter during the Term, Owner and Tenant shall comply with all requirements of the ICAP Abatement including to duly and timely file all necessary reports, statements and schedules required to maintain the ICAP Abatement in full force and effect.

(b) It is further understood and agreed that (in order to enable Landlord to comply with certain requirements of the ICAP Abatement):

(i) Landlord is seeking, or has obtained benefits under the ICAP Abatement program;

(ii) Tenant (and/or its contractors and subcontractors) agrees to report to Owner the nature of its business, the number of workers permanently engaged in employment in the Premises, the nature of each worker's employment (i.e., job classification or job title) and the New York City residency of each worker (and the names and addresses of such residents if required by New York City for verification) and Tenant will require that a clause similar to this be contained in any sublease, passing to the benefit of Tenant and of Landlord, if any sublease of all or a portion of the Premises is made;

(iii) Tenant (and/or its contractors and subcontractors) shall cooperate with Owner, and Tenant (and/or its contractors and subcontractors) will supply such information and comply with such reporting requirements as Owner advises Tenant are reasonably necessary to comply with the ICAP Abatement to the extent relating to the Premises, including, but not limited to: (a) such information concerning subleases (including a rent roll with respect thereto); and (b) the filing of Employment Reports and other such forms with the Division of Labor Services. Tenant will assist Landlord in connection with maintaining its eligibility under the ICAP Abatement; but shall have no liability to Landlord if Landlord does not become eligible or does not maintain its eligibility unless such result is due to a breach of its obligations hereunder by Tenant; and

(iv) Tenant agrees to provide access to the Premises by employees and agents of the Department of Finance of the City of New York, the Division of Labor Services, or any such other agency, at all reasonable times at the request of Owner.

(v) If after obtaining an ICAP Abatement the ICAP Abatement shall be lost due to the gross negligence or willful misconduct of Landlord (and Tenant shall not have been at fault in connection with the loss of the ICAP Abatement (for example, by not providing information requested by any governmental body) then notwithstanding the loss of the ICAP Abatement Tenant's liability for its share of Taxes under this Lease shall be calculated as if the ICAP Abatement had not been lost.

Article 47. Signage.

47.1 Subject to the prior written approval of all governmental authorities having jurisdiction thereof, Tenant may install an identification sign on the exterior office front of the Premises at such location and of such size, design and type, including type of lettering, as reasonably approved by Owner. Owner's approval shall be required as to any changes to such sign, including a change in location of such sign or any other or additional sign or signs, which approval shall not be unreasonably withheld, conditioned or delayed; it being understood in all cases that the preservation of the physical appearance of the Building facade and surroundings is of material importance to Owner. Tenant agrees to maintain all signs for which approval has been obtained as above provided in a first-class condition and to replace and/or renovate the same so as to have at all times signs which comport with common good taste in the community and Tenant also agrees to pay for all registration, permit or license fees required by applicable governmental authorities. If Tenant fails to pay any registration, permit or license fees in connection with any signage and such failure continues for thirty (30) days after notice to Tenant, Owner may pay the same and Tenant shall reimburse Owner for the costs incurred by Owner, as Additional Rent, together with interest thereon, within thirty (30) days after demand. Tenant shall, unless otherwise directed by Owner in writing, at the expiration or termination of this Lease, remove all signs, lights or other forms of inscription so affixed or displayed and shall repair any damage to the Premises or to the Building caused by such affixing, display or removal (including, without limitation, filling holes and caulking). These obligations of Tenant herein shall survive the expiration of the Lease. Tenant further agrees that no other signs may be installed on the Premises without consent of Owner which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Owner hereby consents to the signage shown on the Sign Drawing annexed hereto as Exhibit C. Owner consents to any signage of Tenant (provided Tenant is Wells Fargo Bank, N.A. and a Wells Fargo bank branch is then in occupancy) consistent with a majority of Tenant's branches in Manhattan or is in compliance with Tenant's nationally branded program, provided same is in compliance with applicable Legal Requirements and Landlord's sign criteria.

47.2 Tenant shall not place in the windows or in any display or other area visible to public view from the outside of the Premises or otherwise in or about the Premises any flashing, blinking, neon or animated sign or one which otherwise has variations in the intensity of illumination, without consent of Owner which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant'' business. Tenant may replace such interior signage, from time to time, without Owner's consent.

47.3 As used in this Article 47 the word "sign" shall be constructed to include any placard, poster, light or other advertising symbol or object irrespective of whether the same be temporary or permanent.

47.4 In the event Owner shall deem it necessary to remove any sign of Tenant in order to make any repairs, alterations or improvements in, to or upon the Premises, or the Building, Owner shall have the right to do so, provided the same be removed and replaced, at Owner's expense, promptly upon completion of such repair, alteration or improvement.

Article 48. Go Dark. Tenant shall be permitted to allow the Premises to "go dark" or otherwise cease and terminate its business operations conducted on the Premises, provided that Tenant complies with all other economic terms of this Lease. Notwithstanding the foregoing, if Tenant ceases operation in the Premises for more than three hundred sixty five (365) consecutive days (excluding closures for casualty, condemnation, Unavoidable Delay, inventory or remodeling and closure on Christmas Day, Thanksgiving Day, New Year's Day and Easter Sunday), Owner may, in addition to all of Owner's other rights and remedies, terminate this Lease by 90 day notice to Tenant and, if Tenant does not commence operating in the Premises prior to the conclusion of such ninety (90) day period, then in such event the date set forth in said notice shall be the expiration date of the term hereof, as if such date were set forth herein as the Expiration Date. Further notwithstanding the foregoing, if the Premises are abandoned (i.e., Tenant has completely vacated the Premises, stops paying rent and is no longer maintaining the Premises) for a period in excess of ninety (90) consecutive days, Owner shall be granted a license, automatically and without further notice, and without terminating this Lease, to enter the Premises for the purpose of showing same to potential occupants, making repairs or restorations therein as reasonably required and to generally maintain and enhance the appearance of the space to maintain the status of the Building and assist in marketing efforts if Owner elects, in its sole discretion, to seek possible tenants for the Premises.

Article 49. Extension of Term.

49.1 [.1] Subject to the provisions of Section 49.4 hereof, Tenant, at Tenant's sole option, shall have the right to extend the term of this Lease for four (4) additional periods of five (5) years each commencing on the day following the expiration of the initial term of this Lease (hereinafter referred to as the "Commencement Date of the Extension Term") and ending on the day preceding the fifth anniversary of the Commencement Date of the Extension Term (such additional term is hereinafter called the "Extension Term" and the last day of such Extension Term is hereinafter called the "Extension Expiration Date") provided that:

(a) Tenant shall give Owner notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease not later than one hundred eighty (180) days prior to the last day of the initial term of this Lease.

(b) Tenant shall not be in default beyond notice and grace periods under this Lease either as of the time of the giving of the Extension Notice or the Commencement Date of the Extension Term.

[.2] The fixed Annual Base Rent payable by Tenant to Owner during the Extension Term shall be equal to the fair market rent for the Premises as of the date (hereinafter called the "Determination Date") which shall be the commencement date of the Extension Term and which determination shall initially be made by Owner and given in writing to Tenant within sixty (60) days after the date Tenant gives the Extension Notice, but in no event shall such fixed Annual Base Rent be less than the Annual Base Rent with respect to the Premises for the last full Lease Year of the initial term of this Lease, or, with respect to any

subsequent renewal, the final year of the prior Extension Period, without giving effect to any abatement, credit or offset then in effect (such sum being hereinafter called the "Original Term Ending Rent" or the "Extension Term Ending Rent", as applicable).

49.2 [.1] In the event Tenant gives the Extension Notice in accordance with the provisions of Section 49.1 hereof and Tenant disputes the fair market rent as determined by Owner pursuant to Section 49.1 hereof, then at any time on or before the date occurring forty-five (45) days after Tenant has been notified by Owner of Owner's determination of the fair market rent, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Owner, and if Tenant so initiates the arbitration process such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. If Tenant fails to initiate the arbitration process as provided above, time being of the essence, then Owner's determination of the fair market rent shall be conclusive. Within thirty (30) days after the Owner's receipt of notice of the designation of Tenant's arbitrator, Owner shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Owner fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Owner requiring Owner's appointment of an arbitrator within twenty (20) days after Owner's receipt thereof. If Owner fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within forty-five (45) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the fair market rent for the Extension Term, they shall together appoint a third arbitrator (which shall be an independent arbitrator that has not worked for Owner or Tenant). In the event of their being unable to agree upon such appointment within sixty (60) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. The third arbitrator shall determine the fair market rent of the Premises for the Extension Term by selecting which of the fair market rent determination of Owner and Tenant that such arbitrator feels most closely reflects the fair market value of the Premises within thirty (30) days of the appointment of the first two arbitrators or thirty (30) days from the appointment of the third arbitrator, if such third arbitrator is appointed pursuant to this Article 49 and the fair market rent, so determined, shall be applied to determine the fixed Annual Base Rent for the Premises during the Extension Term; provided however that in no event shall the fixed Annual Base Rent for the Extension Term be less than the Original Term Ending Rent or, if applicable, the Extension Term Ending Rent.

[.2] Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

[.3] Each of the arbitrators selected as herein provided shall have at least ten (10) years' experience in the leasing and renting (as broker, agent or owner) of retail space in Manhattan.

[.4] In the event the Tenant initiates the aforesaid arbitration process and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Owner to be the fair market rent for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term. In the event that such determination shall result in an overpayment by Tenant of any fixed Annual Base Rent, such overpayment shall be paid by Owner to Tenant promptly after such determination.

[.5] The determination of fair market rent shall consider all relevant factors.

49.3 Except as provided in Section 49.1 hereof, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as were in effect immediately prior to the expiration of the initial term of this Lease.

49.4 If Tenant does not timely send the Extension Notice pursuant to provisions of Section 49.1 hereof, this Article 49 shall have no force or effect and shall be deemed deleted from this Lease. Time shall be of the essence with respect to the giving of the Extension Notice. The termination of this Lease during the initial term hereof shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease pursuant to this Article 53 whether or not such option or right shall have theretofore been exercised.

49.5 Except as otherwise provided in this Article 49, if Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article 49, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include the Extension Term, and the Expiration Date shall be construed to be the date of the Extension Expiration Date.

Article 50. Comptroller of the Currency Condition. Notwithstanding anything to the contrary contained in this Lease, Tenant's obligations hereunder are contingent upon Tenant's receipt of approvals (the "Regulatory Approvals") for a retail bank branch at the Premises by the New York State Banking Department, the Federal Deposit Insurance Company and by The Office of The Comptroller of the Currency. Tenant shall make its application for the

Regulatory Approvals promptly following full execution and delivery of this Lease to Tenant by Owner (the "Application Date"). Tenant shall give Owner written notice of its receipt of the Regulatory Approvals within five (5) Business Days after receipt thereof. If the Regulatory Approvals are not received by Tenant within one hundred twenty (120) days after the Application Date, Tenant shall have the right to terminate this Lease without penalty or premium upon five (5) Business Days' notice to be given within thirty (30) days after the expiration of such one hundred twenty (120) day period (as to which date time shall be of the essence), but in no event later than the date on which Regulatory Approvals are received if the Regulatory Approvals are received within such thirty (30) day period. If Tenant shall fail to timely give such notice, Tenant's right to give such notice shall be waived and Tenant shall have no further right to terminate this Lease under this Article 50 whether or not the Regulatory Approvals are received.

Article 51. Resolution and Recovery. Tenant, as a national financial services company, is required by applicable federal requirements, including the Dodd-Frank Act, to restate federal insolvency law in this Lease and to ensure that Tenant has the continuing right to use the Premises during an insolvency related event (e.g., the appointment of a receiver pursuant to federal law) (a "Resolution Event"). Therefore, notwithstanding anything set forth in this Lease or applicable law to the contrary, if a Resolution Event occurs, and Tenant or an Affiliate (defined below) continues to pay all rent and other charges under this Lease timely and continues to maintain and repair the Premises, Landlord shall not terminate, modify, or prevent renewal of this Lease, suspend any services provided to Tenant, an Affiliate, or the Premises under this Lease, or otherwise exercise remedies under or in respect of this Lease arising from any default by Tenant or any Affiliate occurring as a result of a Resolution Event. In addition, but only in connection with a Resolution Event, Landlord hereby irrevocably and unconditionally consents to (i) any change of control of Tenant or any Affiliate in connection with a Resolution Event and (ii) to the assignment, delegation, novation, or transfer of any or all of Tenant's rights and obligations under this Lease, in whole or in part, to any entity that is or becomes (or, as of immediately prior to the Resolution Event, was) an Affiliate or a successor to the whole or a part of the business of Tenant or an Affiliate. Notwithstanding anything set forth in this Section to the contrary, Landlord is not required, even during a Resolution Event, to allow Tenant or an Affiliate to occupy the Premises after the final expiration date of this Lease. "Affiliate" has the meaning given such term in Section 2(k) of the Bank Holding Company Act of 1956, as amended from time to time (12 U.S.C. § 1841(k)) (i.e., "any company that controls, is controlled by, or is under common control with another company.").

Article 52. Anti-Money Laundering and Sanctions Certifications.

52.1 Each party ("Representing Party") hereby certifies and covenants to the other party that any entity or individual that constitutes, owns, controls, or is owned or controlled by Representing Party (other than through the passive ownership of interests traded on a recognized securities exchange) is not, and at no time during the term of this Lease will be a target of any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, and anti-terrorism laws imposed, administered, and enforced from time to time by the United States of America, including those administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order ("Sanctions"), including without limitation an entity or individual (a) listed on OFAC's Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC's Consolidated Non-Specially Designated Nationals List; (c) deemed by OFAC to be the target of Sanctions based on 50% or more ownership or control by a target of Sanctions; or, (d) an entity or individual that is the target of Sanctions pursuant to any territorial or country-based Sanctions program (collectively, "Blocked Parties").

52.2 Tenant is a regulated financial institution, duly organized and operating under the laws of the United States, and is subject to: (a) U.S. anti-money laundering and anti-terrorist financing laws and regulations ("AML"), including the Bank Secrecy Act ("BSA") and the regulations promulgated thereunder and (b) the regulations promulgated by OFAC to implement U.S. economic and trade sanctions. Tenant certifies to Landlord that Tenant has adopted and implemented and will continuously maintain during the Term of the Lease an AML/BSA/OFAC compliance program that is approved annually by the Tenant's Board of Directors and complies with the requirements of the BSA and its implementing regulations.

52.3 Notwithstanding anything set forth in this Lease to the contrary, Tenant's failure to comply with the foregoing laws and regulations is not a breach of this Lease by Tenant except to the extent that such failure results in it being unlawful for Landlord to transact the business contemplated under this Lease with Tenant. Tenant shall not: (i) transfer or permit the transfer of any interest in Tenant to any Blocked Party or (ii) assign or sublet this Lease to any Blocked Party. Landlord shall not: (i) transfer or permit the transfer of any interest in Landlord to any Blocked Party or (ii) assign this Lease to any Blocked-Party.

Article 53. Rent Abatement. Notwithstanding anything to the contrary in this Lease, in the event that Tenant is unable to use all or a material portion of the Premises for the ordinary conduct of Tenant's business as a result of (x) Landlord's breach of an obligation under this Lease to perform repairs or provide services, or (y) disruption in any required services to the Premises due to Landlord's or Landlord's employees, agents, contractors, representatives or invitees negligence or willful misconduct, in each case other than as result of a fire or other casualty, and such condition continues for a period in excess of five (5) consecutive days after the date of notice from Tenant to Landlord stating Tenant's inability to use all or a material portion of the Premises, and, upon the expiration of such notice period Tenant provides a second notice ("Tenant's Abatement Notice") of such failure, which notice shall contain a legend in not less than 14 point font bold upper case letters as follows: "FAILURE OF OWNER TO COMMENCE THE REPAIR SET FORTH IN THIS NOTICE AND OR REMOVE THE INTERFERENCE WITH TENANT'S OPERATIONS (OR DISPUTE EITHER OF SAME) WITHIN THREE (3) BUSINESS DAYS OF THIS NOTICE SHALL RESULT IN TENANT'S RIGHT TO ABATE RENT AS SET FORTH IN ARTICLE 53 OF THE LEASE", and if Landlord shall fail to

commence the cure of such item giving rise to interference or dispute same within such three (3) Business Day period, the Rent shall be abated on a per diem basis and in proportion to the Premises not used by Tenant for the period commencing on the day after Tenant gives the Abatement Notice, and ending on the earlier of the date on which (A) Tenant reoccupies the entire Premises for the ordinary conduct of its business, or (B) such condition is substantially remedied. If Owner shall dispute Tenant's claim then the matter shall be submitted to expedited arbitration through the local JAMS office to determine if the matter in question has created material interference with Tenant's operations, and if such determination is made then Rent shall abate from and after the date after Tenant's Abatement Notice until such interference is cured.

EXHIBIT 33 TO LEASE - ADDITIONAL DEFINITIONS

LEASE DATE: February , 2018

TENANT: Wells Fargo Bank, N.A.

For purposes of this Lease, the following terms shall have the meanings indicated:

"Alterations" shall mean the making or performance of any alterations, installations, improvements, additions or other physical changes, including, but not limited to, a water-cooler, an air-conditioning unit or cooling system or part thereof or other apparatus of like or other nature, in or about the Premises.

"Assignment" shall mean, for purposes of Article 11 each assignment of Tenant's interest in this Lease, directly or indirectly, and shall include, without limitation, (i) the sale, assignment or transfer of a majority, whether in one, or more than one, series of related or unrelated transactions, of any issued or outstanding capital stock of any corporation (a "Corporation") which directly or indirectly is Tenant under this Lease or is a general partner or member of any partnership, limited liability company or limited liability partnership ("LLC" or "LLP") which is directly or indirectly Tenant under this Lease, (ii) the issuance of any additional stock of a Corporation if the same will result in a change of the controlling stock ownership of such Corporation as held by the shareholders thereof when such Corporation became Tenant under this Lease, or the issuance of additional membership interests of an LLC or LLP if the same will result in a change of the controlling membership interest ownership of such LLC or LLP as held by the members thereof when such LLC or LLP became Tenant under this Lease, (iii) the sale, assignment or transfer of any portion of a general partner's interest in the partnership which is Tenant under this Lease or of any portion of a member's interest in a limited liability company or limited liability partnership which is Tenant under this Lease, and (iv) an agreement by any person, directly or indirectly, to assume Tenant's obligations or the obligations of any general partner of Tenant under this Lease; provided, however, the foregoing shall be subject to the provisions of Article 11 hereof, including, without limitation, Section 11.3 hereof.

"Basement" shall mean any portion of the Building's basement or cellar demised hereunder.

"Building Equipment" shall mean all machinery, equipment, personal property, fixtures and systems now or hereafter attached to or used in connection with the operation or maintenance of the Building, including, without limitation, all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning and elevator equipment, and any and all renewals and replacements; Building Equipment does not include Tenant's Property and property of other tenants, contractors servicing the Building or any public utility company or governmental agency or body.

"Env. Reqts." shall mean Legal and Insurance Requirements that apply to the use, storage, disposal, transportation and sale of Toxins.

"HVAC" shall mean the heat, ventilation and air conditioning systems servicing the Premises.

"Insurance Requirements" shall mean all requirements of any insurance policy covering or applicable to all or any part of the Building or the Premises or the use thereof, all requirements or recommendations of the issuer of such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or other body exercising the same or similar functions and having jurisdiction over any part of the Building or the Premises.

"interest" or "Interest" shall mean a rate of interest equal to the lesser of (a) the rate as publicly announced from time to time by Citibank, N.A., as its "base", "reference" or "prime" rate, plus two (2%) percent, or (b) the maximum rate of interest permitted to be paid under applicable law.

"Land" shall mean the aggregate parcels of land forming a tax lot or tax lots, on a portion of which is the Building.

"Lease" shall mean this Lease, including the Exhibits and Riders, if any, attached hereto, and all replacements, renewals, modifications, substitutions, supplements and extensions thereof.

"Lease Year" shall mean a period of twelve (12) months, provided that the first Lease Year shall commence on the Rent Commencement Date and shall be a period of twelve full months, plus, if the Rent Commencement Date is not the first day of a month, the portion remaining of the month in which the one (1) year anniversary of the Rent Commencement Date occurs. Each Lease Year after the first Lease Year shall commence immediately subsequent to the prior Lease Year. The Lease Year commencing on the Rent Commencement Date is referred to as the first Lease Year and each subsequent Lease Year shall be numbered consecutively and referred to accordingly.

"Legal Requirements" shall mean laws, statutes and ordinances (including, without limitation, building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, and the terms, provisions and conditions of any permits or licenses issued in connection with the operation of Tenant's business, whether now or hereafter in force and all requirements, obligations and conditions of all instruments of record on the date of this Lease, which may be applicable to the Land, Building and/or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto, including, without limitation, laws relating to asbestos or asbestos containing materials and handicapped access.

"Owner's Professionals" shall mean any architect, engineer or contractor retained by Owner or Ground Lessor.

"Premises" shall have the meaning set forth in the printed portion of the Lease, except that nothing contained therein or in this Rider shall be construed as a letting by Owner to Tenant of (i) the faces of exterior walls, (ii) the space above the hung ceiling of the Premises and below the underside of the floor slab of any higher floor, (iii) the space below the underside of the cellar, if any, of the Premises, (iv) the land below the sub-base of the cellar, if any, or air rights above the Premises or the Building, (v) the roof, or (vi) the common areas and facilities of the

Building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all stairs, landings and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, pipes, conduits, duct work, air conditioning rooms, telephone rooms, fan rooms, heating, ventilating, air conditioning, plumbing, electrical conduits and other utilities and other mechanical facilities, service closets and other Building Equipment, elevator, elevator equipment and shafts and the use thereof, as well as access thereto through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are hereby reserved to Owner.

"Real Property" shall mean the Land and Building.

"Rent" shall mean Annual Base Rent and Additional Rent.

"Repair Costs" shall mean the total costs and expenses of a repair (including, without limitation, all fees or other charges to architects or other professionals and all permits fees and taxes).

"Sublease" shall mean each sublease or subletting of the Premises, in whole or in part, including without limitation, each modification or extension of any sublease or all or part of the Premises.

"Tenant Lien" shall mean any lien, encumbrance or security interest created, directly or indirectly, by or on behalf of Tenant, by virtue of a security agreement or other consensual agreement or by operation of law, including without limitation, any mechanics lien, conditional bill of sale or chattel mortgage.

"Tenant's Plans" shall mean drawings, plans and specifications for Alterations, prepared by or on behalf of Tenant.

"Tenant's Property" shall mean all fixtures, improvements and other property (i) installed at the sole expense of Tenant, (ii) for which Tenant has not been granted any credit or allowance by Owner, (iii) which are removable without material damage to the Premises and (iv) which are not replacements of any property of Owner, whether or not such replacement is at Tenant's expense.

"Toxins" shall mean all hazardous or toxic substances or waste or other materials (including, without limitation, asbestos, lead paint and urea formaldehyde) regulated by environmental, health or safety laws or regulations.

"Unavoidable Delay" shall mean delays due to strikes, acts of God, governmental restrictions, enemy action, riot, civil commotion, fire, unavoidable casualty or other causes beyond the control of Owner or Tenant.

13. Tenant shall not cook at the Premises (unless this Lease permits the Premises to be used as a restaurant) or permit any objectionable odors to emanate from the Premises.

14. Tenant shall not use any garbage disposals, but shall collect and dispose of all garbage in accordance with this Lease.

15. Except in connection with any Alterations being performed to the Premises, Tenant shall not use the Premises, or any part thereof, or allow them to be used, for any business, nor store or keep glues, cements, paints, varnishes or any other inflammable or hazardous or other substances, which in any of the foregoing cases shall be deemed extra hazardous by the New York Board of Fire Underwriters or any similar organization having jurisdiction.

16. Tenant, at Tenant's sole cost and expense, shall cause the Premises to be exterminated as needed by Tenant's exterminators.

17. Tenant shall not use or permit to be used the sidewalks or other space outside the Premises for any display, sale or similar undertaking or storage or any loudspeaker, phonograph or other sound system or advertising device which may be heard outside the Premises, nor shall Tenant permit customers to enter or engage in any displays, sales or similar activity in the Basement or any Vault.

18. No video games, pinball machines or other amusement devices or coin operated gaming devices shall be installed in or used at the Premises.

19. In the event of any conflict between the terms and provisions of the Lease and the Rules and Regulations, the terms and provisions of this Lease shall be paramount and prevail.

EXHIBIT A - PREMISES


CELLAR PLAN
1/8" = 1'-0"
STAIR NO. 1
ELECT.
GAS
WATER
BIKE ROOM
STAIR NO. 3
P.E.-1
2500 #
ELEVATOR MACHINE ROOM
STAIR NO. 2
GAMBINO + LAPORTA
ARCHITECTURE, PC



FIRST FLOOR
1/8" = 1'-0"
ENTRY
CORRIDOR
STAIR NO. 1
ELEVATOR LOBBY
P.E.1 2500 #
STAIR NO. 3
SHAFT NO. 2
STAIR NO. 2
43'-4"
30'-10"
19'-0"
24'-4"
20'-0"
41'-0"
GAMBINO + LAPORTA ARCHITECTURE, PC
286 LENOX AVENUE
HP101

EXHIBIT B TO LEASE (RENT RIDER)

LEASE DATE: February ___, 2018

TENANT: Wells Fargo Bank, N.A.

B1. Definitions. Capitalized terms not otherwise defined herein or in the Lease shall have the meaning given in the Definitions Section at the end of this Exhibit B.

B2. Annual Base Rent.

B2.1 Tenant shall pay Annual Base Rent at the following rates:

Lease Years	Annual Base Rent	Monthly Base Rent
1	$563,500.00	$46,958.33
2	$563,500.00	$46,958.33
3	$563,500.00	$46,958.33
4	$563,500.00	$46,958.33
5	$563,500.00	$46,958.33
6	$633,937.50	$52,828.13
7	$633,937.50	$52,828.13
8	$633, 937.50	$52,828.13
9	$633,937.50	$52,828.13
10	$633,937.50	$52,828.13

The parties acknowledge that the Building is not yet constructed but shall be substantially of the size and layout as set forth in the CAD drawings prepared by Gambino LaPorta Architects (the "CAD Drawings") attached hereto as Exhibit A. If Landlord fails to construct the Premises pursuant to the plans submitted by Tenant such that the usable square footage on the ground floor level of the Premises or the lower level of the Premises is more than ten percent (10%) less than the usable square footage required by Tenant as set forth in the CAD Drawings then the Annual Base Rent and all Additional Rent shall be reduced proportionately based on such square footage, equitably allocated between ground floor area and basement floor area. Until adjusted Tenant shall pay the Annual Base Rent as set forth in the schedule provided above, with appropriate adjustment once the Annual Base Rent is finally determined.

B3. Taxes.

B3.1. Tenant shall pay to Owner, as Additional Rent, commencing on the Rent Commencement Date, for each Lease Year subsequent to the Base Tax Year, as additional rent, a sum equal to Tenant's Pro Rata Share of the difference between (i) Taxes which are due and payable during each tax year of the term of this Lease (i.e. the period from July 1 through June 30 of any tax year) subsequent to the Base Tax Year; and (ii) the Taxes which accrue and are due and payable for the fiscal tax year beginning July 1, 2016 and ending June 30, 2017 (the "Base Tax Year"; such payment referred to herein as the "Tax Payment"). Should this Lease commence or terminate during or prior to the expiration of a fiscal tax year, the Tax Payment for such tax year shall be prorated to, and shall be payable on, or as and when ascertained after, the Rent Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Owner's obligation to refund shall survive the termination of this Lease. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article. Tenant's obligation to pay such Additional Rent and Owner's obligation to refund pursuant to §B3.1 hereof shall survive the termination of this Lease. The amount of Owner's commercially reasonable actual out-of-pocket costs and expenses of attempting to obtain a reduction of Taxes for any Tax Year shall be added to and be deemed part of the Taxes for such Tax Year. Payment of Additional Rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

B.3.2. In addition to Tenant's Tax Payment, during the Term, Tenant shall pay to Owner, as additional rent, an amount equal to Tenant's Pro Rata Share of any so-called business improvement development tax or the like ("BID Tax"), if any, which is levied, assessed or imposed against the Building by the City of New York, or any other governmental authority. Upon demand of Owner, Tenant shall pay such BID Tax not later than thirty (30) days after receipt of an invoice from Owner. Notwithstanding the provisions of the previous sentence, Owner shall have the option to require Tenant to deposit with Owner on the first day of each and every month of the Term commencing on the Rent Commencement Date, one-twelfth (1/12) of the annual BID Tax to be paid by Tenant pursuant to the terms and provisions of this Section B.3.2, so that on the dates when such BID Tax becomes due and payable, without penalty, to the tax authorities, Owner shall have received an amount sufficient to pay Tenant's Pro Rata Share thereof. In the event the deposits so made by Tenant are not sufficient to pay such BID Tax as and when due, Tenant covenants and agrees upon written demand by Owner to pay such additional amounts as shall be required to pay Tenant's Pro Rata Share of such BID Tax within thirty (30) days following receipt of a written request from Owner. Notwithstanding anything to the contrary herein, with any request to make a BID Tax payment, Owner must provide reasonable documentation to Tenant showing the amount due by Tenant. Owner may not change the monthly amount more than two (2) times any year.

[.1] At any time prior to, during or after any Tax Year, Owner may provide Tenant an Owner's Statement or Statements setting forth the amount of the Taxes due Owner, Tenant shall pay the Tax Payment within thirty (30) days after receipt of an Owner's Statement. Tenant shall pay the Tax Payment as follows (i) in two (2) equal semi-annual installments made approximately thirty days before taxes are due from Owner, provided the Tax Statements are provided to Tenant at least thirty (30) days prior thereto, or (ii) in monthly installments if Owner's lender requires periodic escrows. No delay or failure to render an Owner's Statement for any Tax Year shall prejudice Owner's right to render an Owner's Statement for such or any other Tax Year nor shall it eliminate or reduce Tenant's obligation to pay Additional Rent pursuant to this Paragraph for any Tax Year, except that Tenant shall not be required to make any Tax payment for any Tax Year more than four (4) years after the conclusion of such Tax Year. In the event that the Building shall be converted to condominium form of ownership the Taxes due from Tenant hereunder shall be calculated in a manner consistent with Tenant's obligations hereunder with appropriate modifications in Tenant's pro rata share and base year amounts to reflect such change in ownership structure (provided, however, any such modifications do not (i) increase Tenant's monetary obligations under this Lease (and that Tenant shall thereafter continue to pay the same

amount in Taxes as Tenant would pay in the absence of such condominiumization or other change to the Building, as the same would have increased by the terms of this Lease), or (ii) adversely affect Tenant's use of the Premises and/or diminish Tenant's rights under this Lease (including, without limitation, the services to be provided to Tenant hereunder).

B3.3. Subject to Section B4 below, only Owner shall be eligible to institute proceedings to contest the Taxes or reduce the Assessed Valuation. Owner shall be under no obligation to contest the Taxes or the Assessed Valuation for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper. If, after an Owner's Statement is sent to Tenant, the Assessed Valuation used in computing Taxes for a Tax Year is reduced (by settlement, final determination of legal proceedings or otherwise) and as a result thereof a refund of Taxes is actually received by or on behalf of Owner, then, promptly after receipt of such refund, Owner shall send Tenant a statement adjusting Taxes for such Tax Year (taking into account Owner's actual expenses) in contesting same and setting forth such refund and Tenant shall be entitled to receive such share as a credit against Rent next coming due after the sending of such statement, (or at the end of the term, by a refund to Tenant within thirty (30) days of the end of the Term) but only up to the amount, if any, which Tenant had paid to Owner as its Tax Payment for such Tax Year.

B4. Tenant right to contest Taxes. Notwithstanding the provisions of Section B3.3 above, following the expiration of the ICAP tax benefit, or, if no ICAP tax benefit shall have been obtained or shall have been lost, then from and after the date the ICAP tax benefit is no longer available, Tenant shall be eligible to institute proceedings to contest the Taxes or reduce the Assessed Valuation, subject to the following:

1. Landlord has not elected to contest Taxes for such fiscal year period;

2. Tenant gives Landlord not less than thirty (30) days prior written notice of Tenant's intent to contest Taxes.

3. Landlord, within the thirty (30) day period following Tenant's notice, does not present Tenant with an opinion of Landlord's tax certiorari counsel presenting Tenant with Landlord's basis for not contesting Taxes.

If following the foregoing Tenant shall have the right to contest Taxes and Tenant does in fact contest Taxes then Landlord shall, at no expense to Landlord, cooperate with Tenant in connection with Tenant's tax contest. Tenant shall indemnify and hold Landlord harmless from and against any increases in Taxes occasioned by Tenant's contest. If Tenant elects to contest Taxes Tenant shall be entitled to recover its costs incurred in connection with its contest, not to exceed one-third of the amount of any savings in Taxes obtained by Tenant.

B5. <u>General Provisions</u>.

B5.1. Any Owner's Statement sent to Tenant shall be conclusively binding on Tenant unless, within one hundred twenty (120) days after such Statement is sent, Tenant shall give notice to Owner objecting to such Statement and specifying the respects in which such Statement is claimed to be incorrect. If Tenant objects to an Owner's Statement with respect to Taxes as stated above, Owner shall provide Tenant with a statement or tax bill or other evidence of the Taxes from the taxing authority setting forth the Taxes for the Tax Year in question. If the Owner's Statement conforms to said Taxes, Owner's Statement shall be conclusively binding upon the parties.

B5.2. The expiration or termination of this Lease during any Tax Year for any part or all of which there is an increase in Taxes under this Exhibit shall not affect the rights or obligations of the parties hereto respecting such increase and any Owner's Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.

B6. <u>Definitions</u>.

B6.1 For computing increases in Additional Rent due to increases in Taxes, the following shall apply:

[.1] "<u>Assessed Valuation</u>" shall mean the amount for which the Real Property is assessed for the purpose of imposition of Taxes.

[.2] "<u>Owner's Statement</u>" shall mean a statement of Taxes for a Tax Year which shall include a copy of the corresponding tax bill.

[.3] "<u>Tax Year</u>" shall mean the period adopted by each taxing authority as its fiscal year for real estate tax purposes).

[.4] "<u>Tenant's Pro Rata Share</u>" shall mean 50%.

[.5] "<u>Taxes</u>" shall mean the aggregate amount of all real estate taxes, governmental levies, municipal taxes, county taxes, payments in lieu of taxes pursuant to any agreement entered into by Taxpayer or any other governmental assessment or charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed and paid by Owner, evidenced by a receipt of payment issued by the proper governmental authorities and statement of taxes issued or levied by each such authority verifying the amount paid by Owner (with such verification documents to be attached to Owner's Statement) upon all or any part of the Real Property and the sidewalks, plazas or streets in front of or adjacent thereto, including the tax, excise or fee measured or payable with respect to any rent, levied against Taxpayer and/or the Real Property, under the laws of the United States, the State of New York or any political subdivision thereof (but excluding any income, franchise, inheritance, estate, transfer or gift taxes). For the purposes of this Lease, all Taxes shall be calculated to include any "J-51" or "421-a" or other exemption or abatement with respect to the Real Property so that Taxes are calculated on the actual Taxes assessed, levied or imposed upon all or any part of the Real Property, taking into account such exemption or abatement and the amount of Owner's reasonable costs and expenses of attempting to obtain an exemption or abatement of Taxes for any tax year shall be added to and be deemed part of the Taxes for such tax year (including the base tax year). Taxes shall also include any assessments levied for public

benefits to the Land or the Building, which assessments, if payable in installments, shall be deemed paid in the Tax Year in which the same are paid by Taxpayer; provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation any occupancy, gross receipts or rental tax) is imposed upon Taxpayer, as owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes (such as, for example, the Florida sales tax on rents, the Michigan single business tax, the City of Los Angeles gross receipts tax on rents, or the Philadelphia City or School District gross receipts tax), such other tax or assessment shall be included as a part of the Taxes, but the same shall be calculated as if the Real Property were the only property of Taxpayer. For each Tax Year all commercially reasonable and actual out-of-pocket expenses, including without limitation attorneys' fees and disbursements, experts' and other witnesses' fees incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered part of the Taxes for such year. Taxes shall be initially computed based on the Assessed Valuation in effect at the time Owner's Statement is rendered (as Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation (unless the tax bill for such Tax Year has been issued), but shall be subject to subsequent adjustment as provided in subsection B3.3. In the event that a special assessment for public or private improvement, the life of which extends beyond the term of this Lease, the assessment for such improvements shall be paid by Owner and amortized over the life of the improvement, not to exceed 20 years, and Tenant shall only be responsible to pay Tenant's proportionate share of the amortized portion as it is amortized during the Lease Term and the applicable amount thereof shall be included in each tax year (including the base tax year). Notwithstanding the foregoing, in the event a special assessment is billed to Owner in installments, Tenant shall only be responsible for Tenant's proportionate share of each installment coming due under the term of the Lease and the applicable amount thereof shall be included in each tax year (including the base tax year) and shall not be responsible for Tenant's proportionate share of each installment coming due under the term of the Lease and shall not be responsible for any portion of the assessment which covers a period during which Tenant did not have the right to legally possess the Premises. Special assessments shall not include infrastructure or capital improvements related to the initial development, expansion or modification of the Building or the Real Estate which are not included in Taxes. Real Estate Taxes shall not include any income, franchise, gift, transfer, capital stock, estate, succession, or inheritance taxes. If, by law, any Real Estate Taxes may be paid in installments (whether or not interest accrues on the unpaid balance), the Real Estate Taxes shall be paid in installments as they become due and Real Estate Taxes in each Tax Year shall include the interest charged by the taxing authority.

[.6] "<u>Taxpayer</u>" shall mean the fee owner or ground lessee of the Real Property, as the case may be.

[.7] "<u>Year</u>" shall mean a calendar year, all or a portion of which occurs during the term hereof.

B7. <u>Rent Commencement</u>. Notwithstanding anything contained herein to the contrary, Tenant is not required to pay the monthly installments of Annual Base Rent, and Tax Payment until the two hundred and tenth (210th) day following the Commencement Date (the "Rent Commencement Date").

Notwithstanding anything to the contrary contained herein, in the event Tenant is (i) delayed or prevented from performing Tenant's Work solely due to Owner's acts or omissions and such delay or prevention continues for ten (10) days following Tenant's written notice of such delay or prevention, or (ii) delayed or prevented from opening for business at the Premises solely due to Owner's acts or omissions and such delay or prevention continues for ten (10) days following Tenant's written notice of such delay or prevention, or (iii) delayed or prevented from performing Tenant's Work and/or opening for business due to the existence of a violation against the Building, and none of the foregoing events are the result of Tenant's or its contractors, agents or employees acts or omissions, then, the Rent Commencement Date shall be extended by one (1) day for each day from the expiration of the notice period set forth above until the condition giving rise to such delay has been remedied.

SCHEDULE 2.1 - PROHIBITED USES

As used in this Lease, the term "Prohibited Uses" shall mean any of the following uses:

(1) Any use which emits or results in strong, unusual or offensive odors, fumes, dust or vapors, is a public or private nuisance, emits noise or sounds which are objectionable due to intermittence, beat, frequency, shrillness or loudness, creates a hazardous condition, or is used, in whole or in part, as or for warehousing or the dumping or disposing of garbage or refuse.

(2) Any operation primarily used as a storage facility and any assembling, manufacturing, distilling, refining, smelting, agricultural, or mining operation;

(3) Any fire sale, bankruptcy sale (unless pursuant to a court order), auction house operation, fictitious going-out-of-business sale, lost-our-lease sale or similarly advertised event;

(4) Any laundry, dry cleaning store, or laundromat;

(5) Any bowling alley or skating rink;

(6) Any living quarters, sleeping apartments, or lodging rooms;

(7) Any veterinary hospital or animal raising or boarding facilities;

(8) Any mortuary or funeral home or chapel;

(9) Any "Pornographic Use", which shall include, without limitation: (x) a store displaying for sale or exhibition books, magazines or other publications containing any combination of photographs, drawings or sketches of a sexual nature, which are not primarily scientific or educational [provided, however, that the sale of books, magazines and other publications by a national bookstore of the type normally located in first-class buildings in the State in which the Building is located (such as, for example, Borders and Barnes & Noble, as said stores currently operate) shall not be deemed a "pornographic use" hereunder]; or (y) a store offering for exhibition, sale or rental video cassettes or other medium capable of projecting, transmitting or reproducing, independently or in conjunction with another device, machine or equipment, an image or series of images, the content of which has been rated or advertised generally as NC-17 or "X" or unrated by the Motion Picture Rating Association, or any successor thereto [provided, however, that the sale or rental of such videos by a national video store of the type normally located in first-class buildings in the State in which the Building is located (such as, for example, Blockbuster or West Coast Video, as said stores currently operate) shall not be deemed a "pornographic use" hereunder;

(10) Any flea market, amusement or video arcade, pool or billiard hall, night club, discotheque, or dance hall;

(11) Any gambling facility or operation, including but not limited to: off-track or sports betting parlor; table games such as black-jack or poker; slot machines; video poker/black-jack/keno machines or similar devices; or bingo hall.

(12) Any pawn shop, gun shop, or tattoo parlor;

(13) Any church or other place of religious worship;

(14) Any car wash, automobile repair shop, or any business servicing motor vehicles in any respect, including, without limitation, any quick lube oil change service, tire center or gasoline or service station or facility

(15) Any medical clinics or medical offices;

(16) Ballroom, Dance Hall, Discotheque, Social Club or Night Club or other club with live or recorded music;

(17) Check Cashing, except that the foregoing restriction shall not apply to a check cashing facility owned and operated by a money center bank;

(18) Commercial or Non-Profit Establishment of any type or nature whatsoever in violation of the foregoing:

(b) the primary purpose of which is to sell, afford or permit on-premises sexual stimulation or sexual liaisons;

(c) which permits or presents obscene, nude or semi-nude performances of modeling;

(d) which sells, affords or permits body massages, whether or not of a sexual nature; or

(e) which sells "rubber goods" or other sexual or erotic products of a type not commonly found in high-quality, national chain pharmacies.

(19) Headshop or as a facility for the sale of paraphernalia for use with illicit drugs including, without limitation, rolling papers, roach clips, water pipes or other such drug paraphernalia;

(20) hotel/motel;

(21) daycare center;

(22) Agency, Department or Bureau of any governmental authority;

(23) Auditorium or any other like place of public assembly, such as a bingo parlor;

(24) Billiard or Pool Hall or Parlor;

(25) Ping Pong Parlor, Amusement Arcade or other business deriving income from coin operated games, a shooting gallery or the use of any type of video game, slot machine, pinball machines or related equipment;

(26) Cabaret or any other place providing primarily a place of recreation to customers;

(27) Community Center;

(28) Dating or Escort Service;

(29) Employment Agency;

(30) Fruit or vegetable store;

(31) Gypsy, Fortune Teller or Palm Reader or Card Reader;

(32) Laboratory;

(33) Lingerie sales similar to Frederick's of Hollywood (Victoria's Secret and similar being an acceptable use);

(34) Manufacturing, or a Factory, or any kind;

(35) Massage Parlor;

(36) Messenger Service;

(37) Municipal or other Government Office;

(38) Office, Store, Reading room, Headquarters, Center or other facility devoted or opposed to the promotion, advancement, representation, purpose or benefit of: (a) any political party, political movement or political candidate, (b) any religion, religious group or religious denomination, (c) any foreign governmental;

(39) Pet Shop;

(40) Print shop, reproduction or blueprinting establishment;

(41) School or Conference Facilities or as a place of instruction, reading room or any operation catering primarily to students or trainees rather than to customers;

(42) Social Services Center;

(43) Spiritualist services;

(44) Teen Center;

(45) Telephone or Telegraph Agency;

(46) Tombstones, Monuments;

(47) Public stenographic/public typist; or

(48) Video Game or other Arcade or Game Room.

EXHIBIT C – SIGN DRAWING

Exterior Concept Package
Entrance Elevation


T.O. FOURTH FLOOR
EL. +44'-0"
T.O. THIRD FLOOR
EL. +30'-0"
T.O. SECOND FLOOR
EL. +16'-0"
T.O. FIRST FLOOR
EL. 0'-0"
60'-0"
14'-0"
14'-0"
14'-0"
16'-0"
6'-6"
7'-6"
6'-6"
7'-6"
6'-6"
8'-0"
11'-0"
Proposed
Scale: 3/32" = 1'
Coming Soon
Construction Graphics


Low Profile Face and Halo
Illuminated Channel Letters
T.O. FOURTH FLOOR
EL. +44'-0"
T.O. THIRD FLOOR
EL. +30'-0"
T.O. SECOND FLOOR
EL. +16'-0"
T.O. FIRST FLOOR
EL. 0'-0"
60'-0"
14'-0"
14'-0"
14'-0"
16'-0"
WELLS FARGO
Proposed
Scale: 3/32" = 1'
Non-Illuminated TOT Wall
with Bronze Light Bar
Entry Door
Vinyl Graphics
"Hello Harlem"
Window Vinyl

Urban flagship store

Urban flagship stores for Wells Fargo are characterized by high visibility and high profile sites in major cities. These high visibility sites usually face streets with a significant amount of pedestrian and vehicular traffic. As such, Wells Fargo desires optimum brand expression at these locations.

A Wells Fargo urban flagship store can have a combination of any of the brand components shown at right.


WELLS FARGO

(1a) Channel Letters (halo and face lit)


WELLS FARGO

(1b) Channel Letters on Staging Panel (halo and face lit)



(2) ATM Gold Tone-on-Tone Wall (internally illuminated)


WELLS FARGO

(3) Window Box Sign (internally illuminated, interior application)


WELLS FARGO

(4) Exterior Perpendicular Mount Banner



(5) ATM Awning



(6) ATM Canopy


WELLS FARGO

(7) Entry Canopy



(8) Entry Door Decals



(9) Acquisition Window Message



(10) Digital Window Display

Urban flagship store

The Wells Fargo urban flagship store kit of brand components is comprised of carefully orchestrated signs to assist customers in finding the store and for providing brand presence. All signs are not necessarily used at all locations, but when used, they usually utilize an internally illuminated ATM gold tone-on-tone wall and halo and facelit channel letters. Other brand components are placed for optimum visibility.

Examples of how these components are utilized are shown at right.

Shown:

- (1a) Channel Letters (halo and facelit)
- (2) ATM Gold Tone-on-Tone Wall (internally illuminated)
- (3) Window Box Sign (internally illuminated, interior application)
- (4) External Perpendicular Mount Banner
- (7) Entry Canopy
- (8) Entry Door Decals
- (9) Acquisition Window Message



WELLS FARGO

Front Elevation



WELLS FARGO



EXHIBIT C-1 – TENANT'S CONCEPT PLAN

Approved Floor Plan: 1st Floor



CONFERENCE
TO TELE/DATA ROOM
OPEN WORK STATIONS
VESTIBULE
MAIN ENTRANCE
Welcome Wall
Mural w/legend
TELLERS
3'-11⅛"
5'-0"
A
B
C
D
E
F
G
H
I
J
K
L
M
N

LEGEND:

A: Main Entrance

B: Customer Seating (4)

C: Queue Line

D: Tellers / ADA (4) + (2) AS-ATMs

E: Service Manager

F: Printer Locations

G: Teller Work Room

H: Platform Desks (8)

I: File Storage

J: Multi Function Printer

K: Conference Room (6 ppl)

L: Elevator to basement

M: Stairs to Tele / Data / Mechanical / Electrical Room

N: ATM Room

Approved Floor Plan: Basement



UNISEX TOILET
S
JAN.
T
O
BREAK RM.
P
TELE/DATA ROOM
CORRIDOR
Q
STORAGE ROOM
R
ELEVATOR MACHINE ROOM

LEGEND:

O: Break Room

P: Tele/Data Room

Q: Storage Room

R: Elevator Room

S: Restroom

T: Janitor Closet

EXHIBIT D -- OWNER'S WORK LETTER

1. Landlord will deliver the Premises, demolished, demised and broom clean and in accordance with ADA with all Landlord work complete.

2. Landlord will deliver premises pest and mold free.

3. Landlord shall install and connect to Property's 208 v 3 phase 400 amp power to Tenant's empty meter cabinet and disconnect switch and empty conduit to a point within the Premises. Landlord shall apply to the public utility company and shall install, or cause the public utility company to install, an electric meter. Following installation of the electric meter, the account shall be transferred to Tenant. Any step down transformers shall be installed by Tenant in the Premises.

4. Landlord will provide sufficient HVAC for adequate heating and cooling (one ton per 260 square feet) via roof-top package units, with main duct and primary distribution handled by Tenant.

5. Landlord will deliver space with drywall in place, ready for Tenant finishes on columns and Perimeter and core walls; partition walls with demising walls taped and prepped. All gypsum board will be provided with a level 2 finish.

6. Unfinished concrete structural slab to be leveled with a tolerance of 1/2" in a 10' radius.

7. Landlord will run two (2) 2" EMTs (electrical metal tubing) from the Building's existing telecommunications closet to a point of connection in the Premises for tenant to pull their own low voltage wiring. Wiring must be capable of handling fiber optics, voice and data lines.

8. Landlord to pay all utility tap-in fees in connection therewith for the Tenant's space

9. Landlord to install façade and storefront consistent with Tenant plans incorporating access to through the wall ATM's.

10. Landlord to be responsible for any latent defects.

11. Landlord to provide connection points for sufficient water and sewer service to both floors of the Premises.

12. Landlord to provide connection points for sufficient life safety systems (fire suppression/sprinkler and fire alarm) to both floors of the Premises, including, without limitation, sprinkler mains and shut offs.

13. Landlord to provide a temporary certificate of occupancy for the Premises permitting Tenant to perform Tenant's Work.

14. Landlord must satisfy all obligations under the Ground Lease to complete construction of the New Building such that the Ground Lease cannot be terminated for Failure to Build.